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                                                                 EXHIBIT B

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                       FIBREBOARD ASBESTOS COMPENSATION
                                TRUST AGREEMENT
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                              TABLE OF CONTENTS

                                                                        PAGE


ARTICLE I       DEFINITIONS................................................  1

ARTICLE II      DECLARATION OF TRUST.......................................  1
                2.1   Name.................................................  1
                2.2   Purposes.............................................  1
                2.3   Transfer of Assets...................................  2
                2.4   Acceptance of Assets and Assumption of Liabilities...  2
                2.5   Maintenance of Trustor Privileges and Confidences....  2

ARTICLE III     POWERS; TRUST ADMINISTRATION...............................  3
                3.1   Powers...............................................  3
                3.2   Administration....................................... 10
                3.3   Actions by Trustors.................................. 14
                3.4   Protection of Confidential Information from Disclosure
                      to the Beneficiaries................................. 14

ARTICLE IV      FUNDS, PAYMENTS AND INVESTMENTS............................ 14
                4.1   Funds................................................ 14
                4.2   Payments............................................. 16
                4.3   Investments.......................................... 16
                4.4   Source of Payments................................... 20

ARTICLE V       TRUSTEES................................................... 21
                5.1   Number............................................... 21
                5.2   Term of Service...................................... 21
                5.3   Appointment of Successor Trustees.................... 22
                5.4   Liability of Trustees, Officers and Employees........ 23
                5.5   Compensation and Expenses of Trustees................ 23
                5.6   Indemnification of Trustees, Officers and Employees.. 24
                5.7   Trustees' Employment of Experts...................... 24

ARTICLE VI      SELECT COUNSEL FOR THE BENEFICIARIES....................... 25
                6.1   Formation; Duties.................................... 25
                6.2   Term of Office....................................... 26
                6.3   Appointment of Successor............................. 26


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                6.4   Compensation, Expenses and Liability of SCB Members.. 27
                6.5   Resolution of Disputes Involving Approval of the Select
                      Counsel for the Beneficiaries........................ 28

ARTICLE VII     GENERAL PROVISIONS......................................... 29
                7.1   Irrevocability....................................... 29
                7.2   Termination.......................................... 29
                7.3   Amendments........................................... 30
                7.4   Severability......................................... 30
                7.5   Notices.............................................. 31
                7.6   Counterparts......................................... 31
                7.7   Successors and Assigns............................... 31
                7.8   No Waiver............................................ 32
                7.9   Headings; Section References......................... 32
                7.10  Governing Law........................................ 32
                7.11  Dispute Resolution................................... 33
                7.12  Enforcement and Administration....................... 33
                7.13  Settlement of Trustees' Accounts..................... 33
                7.14  No Bond Required..................................... 33
                7.15  Service of Process................................... 34
                7.16  Lawsuits Against Trustors............................ 34
                7.17  No Disqualification of SCB........................... 35
                7.18  Initial Trustee; Powers.............................. 35


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                       FIBREBOARD ASBESTOS COMPENSATION
                               TRUST AGREEMENT


            Trust Agreement ("Trust Agreement") dated as of December __, 1993, among Continental, CNA Casualty, Columbia, Pacific, and Fibreboard Corporation, as Trustors and Francis McGovern, as Initial Trustee as provided in Section 7.18.

            NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH AND IT IS HEREBY DECLARED as follows:


                                  ARTICLE I

                                 DEFINITIONS

            1.1 Capitalized terms used in this Trust Agreement are defined herein or in the Glossary.


                                  ARTICLE II

                             DECLARATION OF TRUST

            2.1 NAME. The Trust shall be known as the "Fibreboard Asbestos Compensation Trust," and the Trustees may transact the business and affairs of the Trust in that name.

            2.2   PURPOSES.  The purposes of the Trust are:

                  (a) to use the assets in the Trust Estate efficiently to deliver fair and equitable compensation to all qualified Beneficiaries consistent with Trust resources, without overpaying or underpaying any Beneficiary and with settlement to be preferred


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over mediation, mediation to be preferred over arbitration, and arbitration to be preferred over resort to the tort system, all pursuant to the provisions of this Trust Agreement and the Trust Distribution Process;

                  (b)   to enhance and preserve the Trust Estate;

                  (c) otherwise to carry out the provisions of this Trust Agreement and the Trust Distribution Process.

            2.3 TRANSFER OF ASSETS. On the date of Global Approval Judgment, the Trustors shall transfer and assign to the Trust the amounts provided for in Section 2.3(B) of the Global Settlement Agreement, having heretofore taken any and all steps necessary and prerequisite to such transfer.

            2.4 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES. In connection with and in furtherance of its purposes, and subject to Section 5.4, the Trustees hereby agree to accept on behalf of the Trust the transfer of the assets described in Section 2.3 above and hereby further expressly agree on behalf of the Trust to assume liability or undertake responsibility for all Class Member Claims and those Third Party Claims for which the Trust is responsible under the Global Settlement Agreement and Trust Distribution Process. Except as otherwise provided in the Trust Distribution Process, the Trust shall have all defenses, cross claims, and rights to liens, offsets and recoupment that Fibreboard or any other Trustor would have had under applicable law with respect to the Class Member Claims and Third Party Claims to be assumed by the Trust.

            2.5 MAINTENANCE OF TRUSTOR PRIVILEGES AND CONFIDENCES. The Trust shall maintain as privileged and confidential all information expressly designated as such


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which is provided to it by or on behalf of Fibreboard Corporation or any other
Trustor, including without limitation information relating to Fibreboard's products and their distribution, the history of the conduct of Fibreboard's or any other Trustor's business, and Fibreboard's or any other Trustor's defenses and the history of Fibreboard's settlements in asbestos-related personal injury lawsuits. The Trust will not waive the privileged and confidential status of such information without the prior written consent of the Trustor which designated such information privileged and confidential. The Trust shall promptly upon receipt of any subpoena or other formal request for such information notify the Trustor which designated such information as privileged or confidential.


                                 ARTICLE III

                         POWERS; TRUST ADMINISTRATION

            3.1   POWERS.

                  (a) Subject to the limitations set forth in this Trust Agreement and the Trust Distribution Process, the Trustees shall have the powers to take any and all actions as in the judgment of the Trustees are necessary or convenient to effectuate the purposes of the Trust, including, without limitation, each power expressly granted in Subsection (b) below and any power reasonably incidental thereto. Unless otherwise specified in this Trust Agreement or the Trust Distribution Process, the Trustees may act by the vote of a majority. All actions by the Trustees shall be taken at a meeting (which may be by conference telephone call at which all participants may hear, and be heard by,


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each other) of all Trustees or by unanimous written consent that a particular action may be taken without a meeting; provided, however, that any such meeting at which at least two Trustees are present shall be deemed to satisfy the requirement of this sentence if notice of such meeting was given to all Trustees not less than five business days' prior thereto, or if all Trustees have executed, at or prior to such meeting, a waiver of such notice, and all Trustees are given the opportunity to participate in person or by such a conference telephone call.

                  (1) The following actions may be taken only with the unanimous consent of the Trustees:

                        (i) Joining in, engaging in or disengaging from an Other Claims Resolution Facility pursuant to Section 3.1(b)(iii), except that this action shall also require SCB approval.

                        (ii) Appointment or removal of the chief executive officer, chief financial officer or general counsel pursuant to
            Section 3.1(b)(ix).

                        (iii) Taking of structural or other actions to
            minimize tax on the Trust Estate pursuant to Section 3.2(b)(iv),

            except that this action shall also require SCB approval.

                        (iv) Approval of annual and quarterly financial statements of the Trust pursuant to Sections 3.2(c)(i) and (ii); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or


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            her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.

                        (v) Approval of reports of claims dispositions pursuant to Section 3.2(c)(iii); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.

                        (vi) Approval of budgets and cash flow projections pursuant to Section 3.2(d); provided, however, that after a good faith effort to act unanimously, a majority of the Trustees may grant approval in a writing that shall include either comments of the Trustee who did not join in the approval reflecting the reasons for his or her failure to join in the approval or, if such Trustee is not willing to provide such comments, comments from the other Trustee or Trustees reflecting their understanding as to such reasons.

                        (vii) Amendment or waiver of the Trust Agreement other
            than Sections 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 3.3, 4.1, 4.2, 4.3,
            4.4, 5.1, 5.2, 5.3, 5.4, 5.6, 5.7, 7.1, 7.2, 7.3, 7.4, 7.7, 7.8,
            7.11, 7.12, 7.13, 7.16, 7.17 and 7.18, except


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            that any amendment or waiver of any provision of Article VI shall also require SCB approval.

                        (viii)Approval of the fixed cash payment for Expedited
            Review Claims pursuant to Trust Distribution Process Section B.2.

                        (ix) Approval of additional categories of Expedited Review Claims pursuant to Trust Distribution Process Section B.2, except that this action shall also require SCB approval.

                        (x) Elimination or suspension of the Expedited Review Option for one or more categories of Class Member Claims pursuant to Trust Distribution Process Section B.2.

                        (xi) Increase in the amount distributable in any Fiscal Year from the Principal Amount to the Increased Principal Amount in accordance with Appendix 1 to the Trust Distribution Process.

                        (xii) Amendment or waiver of Section B.6 of the Trust
            Distribution Process (but only as to the amounts referred to therein, and except that any such amendment or waiver shall also require SCB approval) or Section F.3.a of the Trust Distribution Process (provided that no such amendment or waiver can advance the time for any payments referred to therein for any Fiscal Year in which any of the Increased Principal Amount was utilized).


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                        (xiii)Permitting another Person to join in any claims
            resolution facility established pursuant to Section 3.1(b)(ii), except that this action shall also require SCB approval.

                  (2) The following actions shall require the approval of a majority of the Trustees and, unless the unanimous approval of the Trustees has been obtained, shall also require the approval of the SCB pursuant to Section 6.1:

                        (i) Approval of the claim forms pursuant to Trust Distribution Process Section B.1.

                        (ii) Approval of the Expedited Review Claim form pursuant to Trust Distribution Process Section B.2.

                        (iii) Approval of form of release pursuant to Trust
            Distribution Process Section B.4.

                        (iv) Requirement that Beneficiaries submit additional kinds of medical evidence in support of Class Member Claims pursuant to Trust Distribution Process Section B.4.


                        (v) Selection of locations for mediations and arbitrations pursuant to Trust Distribution Process Section C.3.

                  (3) Any provision of the Trust Agreement, the Trust Distribution Process, or the Glossary not expressly described above in Sections 3.1(a)(1) and (2) may be amended or waived with the unanimous approval of each of the Trustors and the Trustees, the approval of a majority of the SCB, and the approval of the Court, and not otherwise.


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                  (b)   Without limiting the generality of Subsection (a)
above, the Trustees shall have the power to:

                        (i) receive and hold the Trust Estate, and invest monies held from time to time therein;

                        (ii) establish, supervise and administer a Claims Resolution Facility;

                        (iii) join in or with or engage an Other Claims
            Resolution Facility to reduce the costs of liquidating Class Member Claims and Third Party Claims;

                        (iv) pay Trust Expenses, Class Member Claims and Third Party Claims Liquidated in accordance with the Trust Distribution Process;

                        (v) borrow money and issue notes and other evidences of indebtedness (which notes or other evidences of indebtedness may exonerate the Trustees from personal liability with respect thereto) in the ordinary course of operations in order to finance the acquisition of equipment or to pay Trust Expenses; provided, however, that no such borrowing shall be for a term in excess of five years or for an amount in excess of $2 million outstanding at any time;

                        (vi) take all actions contemplated hereunder with respect to the Funds of the Trust and establish such reserves and accounts within such Funds as may be useful in carrying out the purposes of the Trust;


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                        (vii) sue and be sued and participate, as a party or
            otherwise, in any judicial, administrative, arbitration or other proceeding, including, without limitation, in connection with any Claims Resolution Facility administered by or for the Trust;

                        (viii)adopt and amend bylaws to govern the affairs of
            the Trust which are consistent with this Trust Agreement, the Trust Distribution Process and the Global Settlement Agreement;

                        (ix) appoint such officers, including a chief executive officer, chief financial officer and general counsel, hire such employees and engage such legal, financial and other advisors and agents as the business of the Trust requires, pay the Trustees and the SCB subject to Sections 5.5 and 6.4 and pay such officers, employees, advisors and agents reasonable compensation;

                        (x) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the Trust (including, without limitation, engaging a Person to act as paying agent, depositary or custodian and pay such third parties reasonable compensation);

                        (xi) enter into the indemnification agreements referred to in Sections 5.6, 6.4(c) and 7.16;

                        (xii) enter into any contract or otherwise engage in
            any transaction with any Trustee or any Person affiliated with any Trustee,


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            provided that such contract or such transaction is approved by the unanimous vote of the Trustees who are not parties to or otherwise involved in, and do not have an interest in, such contract or transaction; it being understood that the usual rules prohibiting fiduciaries from dealing with themselves as individuals or from dealing with respect to any matter in which they have a personal interest shall apply to the Trustees; and

                        (xiii)make such elections and determinations with
            respect to taxes as are deemed by the Trustees to be useful in carrying out the purposes of the Trust.

                  (c) The Trustees shall not have the power to guarantee or assume, directly or indirectly, any debt or borrowings of other Persons.

            3.2   ADMINISTRATION.

                  (a) The accounting period for the Trust shall be the Fiscal Year. The first Fiscal Year shall begin on the date of this Agreement and end on December 31 of the same year. The Trust shall use the accrual method of accounting under generally accepted accounting principles.

                  (b)   (i)   The Trustees shall timely file such income tax
            and other returns and statements, and shall provide for and pay such Trust taxes, as are required to comply with applicable provisions of the Internal Revenue Code and of any state or local law and the regulations promulgated thereunder.


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                        (ii)  For federal income tax purposes, the Trustees
            and the Trustors intend that the Trust will be taxable either as a Qualified Settlement Fund or a Designated Settlement Fund. Trustors agree to cooperate in providing such information or documents as the Trustees determine are useful for the preparation and filing of tax returns by the Trust. Each of the Trustors agrees to do such other and further things as may be reasonably requested by the Trustees in connection with the tax affairs of the Trust which shall not result in any tax liability or other material liability to any of the Trustors.

                        (iii) The Trustees are hereby designated as the
            "administrator" of the Qualified Settlement Fund or Designated Settlement Fund for federal income tax purposes within the meaning of Treasury Regulations section 1.468B-2(k)(3). For federal income tax purposes, the taxable year of the Trust shall be the calendar year and the Trust shall use an accrual method of accounting.

                        (iv) The Trustees are authorized to take such structural changes or other actions, as the Trustees deem prudent and appropriate in reducing or minimizing the effect of taxes on the Trust Estate, provided that such changes or actions do not result in any additional tax liability or other material liability to any of the Trustors or directly or indirectly amend any provision of this Agreement or the Trust Distribution Process that cannot be amended except pursuant to Section 3.1(a)(3).


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                        (c)   (i)   The Trustees shall cause to be prepared,
            and file with the Court, as soon as available and in any event within 90 days following the end of each Fiscal Year, an annual report containing financial statements of the Trust (including, without limitation, a balance sheet of the Trust as of the end of such Fiscal Year and a statement of operations for such Fiscal
            Year) audited by a nationally recognized firm of independent public accountants selected by the Trustees and certified by such firm.

                        (ii) The Trustees shall cause to be prepared and file with the Court as soon as available and in any event within 45 days following the end of each of the first three quarters of each Fiscal Year, a quarterly report containing financial statements of the Trust (including, without limitation, an unaudited balance sheet of the Trust as of the end of such quarter and a statement of operations for such quarter), certified, subject to normal year-end adjustments (including without limitation as to consistency with the prior Fiscal Year's audited financial statements), by an appropriate officer of the Trust.

                        (iii) Simultaneously with delivery of each set of
            financial statements referred to in Subsections (i) and (ii) above, the Trustees shall cause to be prepared, approve and file with the Court a report containing a summary (in reasonable detail) of the following information with respect to the period covered by the financial statement:


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                        (1)   the number of Class Member Claims Liquidated;

                        (2) the amount of investment income earned by the Trust and the fair market value of the assets of the Trust as of the last business day of the applicable accounting period;

                        (3) the amount of Trust Expenses incurred by the Trust; and

                        (4) a certification as to compliance with the Trust Agreement and Trust Distribution Process, specifically identifying any lack of compliance.

                  (d) The Trustees shall cause to be prepared and approve not later than 30 days nor more than 60 days prior to the commencement of each Fiscal Year annual budgets and cash flow projections for the next five years of the Trust and budgets and cash flow projections for the remaining life of the Trust. The budgets and cash flow projections shall be based on the actual number and type of claims filed against the Trust, the income, expense and claims payment history of the Trust to date as well as projected trends in such items.

                  (e) A copy of all financial statements, reports, budgets and cash flow projections (including any general historical information upon which such budgets and projections are based) prepared by the Trustees pursuant to this Section 3.2 shall be delivered to the SCB and each of the Trustors or their successors and assigns at the time of filing with the Court or, if not filed with the Court, at the time such documents are prepared. The Trustees shall petition the Court each year for approval of the annual


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financial statements and reports required by Section 3.2(c).  The SCB and any of the Trustors shall have standing to object to and be heard on such financial statements and reports. The Trust will provide to any of the Insurers information which it may need in order to pursue any reinsurance claim.

            3.3 ACTIONS BY TRUSTORS. All actions by the Trustors shall be taken by unanimous vote, unless otherwise provided to the contrary in this Trust Agreement or the Trust Distribution Process.

            3.4 PROTECTION OF CONFIDENTIAL INFORMATION FROM DISCLOSURE TO THE BENEFICIARIES. Consistent with the purposes of the Trust, the Trustees have the authority and power to keep confidential from the Beneficiaries such information as the Trust may determine should be protected from disclosure in order to avoid prejudicing the Trust's position in negotiation, mediation, arbitration or litigation of claims presented to the Trust. Nothing contained in this Section 3.4 shall affect the right of the SCB, the Trustees or the Trustors to receive any such confidential information, provided that they shall only use such confidential information for the purpose of conducting their activities in such capacities.



                                  ARTICLE IV

                       FUNDS, PAYMENTS AND INVESTMENTS

            4.1   FUNDS.

                  (a) There are hereby created within the Trust Estate three Funds, Fund I, Fund II and Fund III.


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                  (b)   Fund I shall consist of all of the assets transferred
to the Trust (including all accrued interest) less $210,000,000 which will be segregated and allocated to Funds II and III. The Trust shall invest the amounts in Fund I subject to the limitations set forth in Section 4.3.

                  (c) Fund II shall consist of $200,000,000 segregated from the assets transferred to the Trust. The Trust shall invest the $200,000,000 subject to the limitations set forth in Section 4.3. No payments of any kind may be made from Fund II until at least 21 years after Global Approval Judgment.

                  (d) Fund III shall consist of $10,000,000 segregated from the assets transferred to the Trust. The Trust shall invest the $10,000,000, subject to the limitations set forth in Section 4.3. No payments of any kind may be made from Fund III until at least 41 years after Global Approval Judgment.

                  (e) Subject to Section 2.2 hereof, the Trustees may, from time to time, create additional reserves and accounts (all of which shall remain part of the Fund from which such amounts were created) within the Trust Estate as they may deem necessary, prudent or useful in order to provide for the payment of Trust Expenses, Class Member Claims and Third Party Claims assumed by the Trust, and may, with respect to any such reserve or account, restrict the use of monies therein.

                  (f) Any investment earnings received with respect to, or other proceeds of, any asset held within any Fund (including any reserve or account which is a part thereof) created hereby or pursuant hereto shall be credited to, and shall be a part of, such Fund.


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            4.2   PAYMENTS.  Payments of Trust Expenses, Class Member Claims
and Third Party Claims shall be made from Funds I, II and III and such other reserves or accounts as the Trustees may from time to time establish pursuant to Section 4.1(e). The maximum annual payments which may be made from such Funds for such Trust Expenses, Class Member Claims and Third Party Claims are set forth in Section E of the Trust Distribution Process.

            4.3   INVESTMENTS.  Investment of monies held in the Trust
Estate shall be administered in the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs with the goal of constructing a reasonably conservative portfolio which minimizes volatility. The Trust shall retain at least two nationally recognized, independent, professional investment advisers or managers to assist in investing the Trust Estate subject to the limitations contained in this Section 4.3. The Trust's investments shall be subject to each and every one of the following limitations and provisions, and, notwithstanding anything to the contrary in this Trust Agreement, the Trust shall not purchase or otherwise acquire the equity, debt obligations or other securities of, assets of, or any interest in any Person, or otherwise extend any credit to or make any investments in any Person other than the investments described below ("Permitted Investments"):

                  (a) The Trust shall not (i) acquire, directly or indirectly, any equity interest in any Person if, immediately following such acquisition, the Trust would hold more than 5% of the equity in such Person or business enterprise, or (ii) hold, directly or indirectly, more than 10% of the equity interest in any Person.


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                  (b)  The Trust may acquire and hold commercial paper if such commercial paper is rated "Prime-1" or higher by Moody's Investors Service, Inc. ("Moody's"), "A-1" or higher by Standard and Poor's Corporation ("S&P") or has been given an equivalent rating by another nationally recognized statistical rating agency.

                  (c) The Trust may acquire and hold other corporate debt securities if such securities are rated "A1" or higher by Moody's, "A+" or higher by S&P, or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

                  (d) The Trust may acquire and hold equity securities constituting preferred stock if such preferred stock is rated "a1" or higher by Moody's, "A+" or higher by S&P or has been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

                  (e) The Trust shall not acquire or hold any equity securities of any Person unless such equity is in the form of securities which are traded on a national securities exchange in the United States or over the National Association of Securities Dealers Automated Quotation System.

                  (f) The Trust may acquire and hold any equity securities constituting common stock if the long-term debt securities of the issuer are rated "A1" or higher by Moody's, or "A+" or higher by S&P or have been given an equivalent rating by another nationally recognized statistical rating agency.

                  (g) The Trust may acquire and hold certificates of deposit issued by and bankers' acceptances of and interest bearing deposits with any U.S. commercial


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bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $1,000,000,000, if all publicly held long-term debt securities, if any, of such bank and the holding company, if any, of which such bank is a Subsidiary meet the standards set forth in Section 4.3(c).

                  (h) The Trust may acquire and hold repurchase obligations if (1) in the opinion of the Trustees, they are adequately collateralized, (2) the collateral constitutes investment instruments that would otherwise constitute Permitted Investments hereunder and (3) such obligations are entered into with either a nationally recognized investment banking firm or a commercial bank meeting the requirements set forth in Section 4.3(g).

                  (i) The Trust may acquire and hold marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency or instrumentality thereof.

                  (j) The Trust may acquire and hold marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof if such securities are rated "A1" or higher by Moody's, "A+" or higher S&P, or have been given an equivalent rating by another nationally recognized statistical rating agency.

                  (k) The Trust may acquire and hold equity, bond, money market and other funds organized under the laws of the United States or any state thereof that invest solely in any of the foregoing investments permitted under Sections 4.3(b) through (j).


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                  (l)   The Trust may enter into futures and options
arrangements, and interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements solely for the purposes of protecting against fluctuations in the principal of, or interest or currency exchange rates on, the Trust's investments, provided that the net obligations of the Trust in respect thereof shall not exceed 5% of the Trust Estate at any time.

                  (m) The Trust shall not acquire or hold any obligations or securities denominated in a currency other than U.S. Dollars without substantially hedging against fluctuations in such currency, provided that the net obligations of the Trust in respect thereof shall not exceed 5% of the Trust Estate at any time.

                  (n) The Trust shall not acquire or hold any equity, debt securities or other instruments or obligations of any Person (other than debt securities or other debt instruments described in Section 4.3(i) or any fund described in Section 4.3(k) investing solely in the foregoing) if the aggregate market value of all equity, debt securities and other instruments and obligations of such Person held by the Trust would exceed 5% of the aggregate value of the Trust Estate.

                  (o) The Trust shall not (i) acquire any equity securities of any Person if, following such acquisition, the aggregate market value of all equity securities held by the Trust would exceed 50% of the aggregate value of the Trust Estate, or (ii) hold any equity securities to the extent that the aggregate market value of all equity


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



securities held by the Trust would exceed 60% of the aggregate value of the

Trust Estate.

                  (p) The Trust may acquire and hold mutual funds investing in "baskets" of securities designed to track the performance of the S&P 500 stock index or the Lehman Brothers Aggregate Bond Index, provided that the aggregate obligations of the Trust in respect thereof, together with the aggregate market value of all equity securities held by the Trust, shall not exceed 60% of the aggregate value of the Trust Estate at any time.

                  (q) The Trust may acquire and hold investments of a type not permitted under Subsections (b)-(l) or (p) above in an aggregate amount not to exceed 5% of the aggregate value of the Trust Estate at any time.

            4.4 SOURCE OF PAYMENTS. All Trust Expenses and payments in respect of Class Member Claims and Third Party Claims shall be payable solely out of the Trust Estate. Neither the Trustees nor any officer, agent or employee of the Trust nor any of the Trustors nor any of their Subsidiaries nor any Affiliate, director, officer, employee or agent of the Trustors or any of their Subsidiaries nor any member of the SCB shall be liable for the payment of any Trust Expense, Class Member Claim or Third Party Claim or other liability of or on account of the Trust, and no Person shall look to any of the foregoing Persons for payment of any such expense or liability.

                                  ARTICLE V

                                   TRUSTEES

            5.1 NUMBER. Prior to the appointment of the Trustees hereunder, the provisions of Section 7.18 shall govern. Thereafter, there shall be three Trustees at all times (other than during the period contemplated by Section 5.3(b)), described as the Class A, B and C Trustees. Each Trustee shall be an individual who has substantial professional experience related to one or more of the purposes of the Trust and who is able to devote the necessary time and resources to his or her duties hereunder, it being understood that whenever possible any person named to serve as a Trustee will have experience concerning asbestos litigation, although failure to have such experience will not in and of itself disqualify any Person from service as a Trustee. No Trustee may simultaneously hold another office or position in the Trust.

            5.2   TERM OF SERVICE.

                  (a) The initial term of the Class A, B and C Trustees are four, five and six years, respectively. Thereafter, each Trustee shall serve a five-year term. In each case the term of the Trustee shall be terminated upon death, resignation pursuant to Subsection (b) below or removal pursuant to Subsection (c) below.

                  (b) Any Trustee may resign at any time by written notice to each of the remaining Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than 90 days after the date such notice is given unless all of the Persons entitled to appoint the resigning Trustee's successor under Section 5.3(a) consent to a different date.

                  (c) Any Trustee may be removed for cause by the Court upon application of any of the Trustors or a majority of the SCB.

                  (d)   Any Trustee may be reappointed for additional terms.

                  (e) Any successor Trustee filling an unexpired term shall serve until the end of such term.

            5.3   APPOINTMENT OF SUCCESSOR TRUSTEES.

                  (a) In the event of a vacancy in the position of a Trustee, the vacancy shall be filled by the SCB in the case of a Class A or Class B Trustee or by the Trustors in the case of the Class C Trustee.

                  (b) If the SCB or the Trustors, as the case may be, fail to appoint a successor Trustee pursuant to Subsection (a) above who accepts such appointment in writing within 90 days after the occurrence of the vacancy in the position of a Trustee, the remaining Trustees shall apply to the Court, which shall appoint a successor Trustee or successor Trustees. For a period of 10 days after the occurrence of the vacancy in the position of a Trustee, no vote on any action requiring the unanimous consent of the Trustees shall be permitted to occur.

                  (c) Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor, or for any Trust act or omission which occurred prior to his or her appointment, unless such act or omission is expressly ratified by the successor Trustee after his or her appointment.

            5.4   LIABILITY OF TRUSTEES, OFFICERS AND EMPLOYEES.  No
Trustee, officer or employee of the Trust shall be liable to the Trust, any Beneficiary or any other Person except for his own gross negligence or willful misconduct. No Trustee, officer or employee of the Trust shall be liable for any act or omission of any other officer, agent or employee of the Trust unless the Trustee, officer or employee acted with gross negligence or willful misconduct in the selection or retention of such officer, agent or employee.

            5.5   COMPENSATION AND EXPENSES OF TRUSTEES.

                  (a) Each of the Trustees shall receive compensation from the Trust for his or her services as Trustee in the amount of $100,000 per annum plus, after the first 12 days during which the Trustee has performed the services described below in this sentence, $1,000 per diem for each meeting of the Trustees or any committee or subcommittee thereof attended by such Trustee, reduced proportionately to account for any fraction of a day spent on such duties in the case of any such meeting not attended in person, or for special duties performed by such Trustee on behalf of the Trust, reduced proportionately to account for any fraction of a day spent on such duties, and $500 for each day of substantial travel in connection with attendance at any such meeting or performance of any such special duties. Such compensation amounts shall be increased or decreased annually at the rate of the Consumer Price Index for urban wage earners and clerical workers (U.S. City Average) unadjusted for seasonal variation, published by the Bureau of Labor Statistics of the United States Department of Labor, or otherwise by the Trustees with the approval of the Court. In the event that at any time the Trustees determine that the amount of time required to perform their duties as Trustees has substantially decreased, they shall in good faith determine whether a reduction in their compensation is warranted.

                  (b) All reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder shall be paid by the Trust or, if paid by a Trustee, shall be promptly reimbursed to such Trustee by the Trust.

            5.6 INDEMNIFICATION OF TRUSTEES, OFFICERS AND EMPLOYEES. The Trustees, officers and employees of the Trust shall be indemnified by the Trust to the fullest extent permitted under applicable law against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder, except any liability, expense, claim, damage or loss as to which they are liable under Section 5.4. The Trustees, officers and employees of the Trust shall be entitled to advancement of attorneys' fees and expenses from the Trust for the purposes set forth in this
Section 5.6 to the fullest extent permitted under applicable law.

            5.7 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, consult with independent, outside counsel, accountants, appraisers, investment bankers and other parties reasonably selected and determined in good faith by the Trustees to be qualified as experts on the matters submitted to them, except as otherwise expressly provided in this Trust Agreement, and the opinion of any such parties on any matters submitted to them by the Trustees shall be full and complete justification for any action taken or not taken by the Trustees hereunder in good faith and in reasonable reliance upon the written opinion of any such expert.


                                  ARTICLE VI

                     SELECT COUNSEL FOR THE BENEFICIARIES

            6.1 FORMATION; DUTIES. The SCB shall consist of five lawyers chosen to represent the interests of the Beneficiaries, and the initial four SCB lawyers shall be Joseph Rice; Joseph Cox; Harry Wartnick; and Steven Kazan. The fifth SCB lawyer shall be selected unanimously by the initial four lawyers on or before January 14, 1994. If the initial four SCB members are unable to reach unanimous agreement on the identity of the fifth SCB member, the four SCB members shall appear in Court on January 17, 1994, and with the assistance of the Court, work day to day until agreement is reached. In giving their approval or in acting pursuant to this Agreement the members of the SCB shall act in the best interest of the Beneficiaries and consistent with the purposes of the Trust. The SCB shall hold an annual meeting to which all lawyers who have submitted a Class Member Claim to the Trust during the past five years shall be invited and be entitled to be present. The SCB shall give a report to the annual meeting describing the activities of the Trust for the prior year, including any approvals given by the SCB pursuant to this Agreement and/or the Trust Distribution Process and all matters on which the Trustees have indicated that they intend to seek the approval of the SCB during the following year. In giving approval to the Trustees, the SCB shall consider in good faith all recommendations made at such annual meeting. The Trustees shall consult with the SCB on the implementation and administration of the Trust Distribution Process. The Trustees may consult with the SCB on any matter affecting the Trust, and, as provided in Section 3.1(a), certain actions by the Trustees shall require the prior approval of the SCB. All approvals of the SCB shall be by majority vote.

            6.2   TERM OF OFFICE.

                  (a) Each member of the SCB shall serve for the duration of the Trust, subject to the earlier of his or her death, resignation, or removal.

                  (b) Subject to Section 6.3(a) hereof, any member of the SCB may resign at any time by written notice to each of the remaining members specifying the date when such resignation shall become effective.

                  (c) Any member of the SCB may be removed for cause by the Court upon joint application of all of the other SCB members.

            6.3   APPOINTMENT OF SUCCESSOR.

                  (a) A vacancy in the SCB caused by the resignation of an SCB member shall be filled with an individual nominated by the resigning SCB member and approved by the unanimous vote of all SCB members. The resigning SCB member's resignation shall not be effective until such approval is obtained and the successor SCB member has accepted the appointment.

                  (b) In the event of a vacancy in the membership of the SCB other than one caused by resignation as aforesaid, the vacancy shall be filled by the unanimous vote of the remaining member(s) of the SCB.

            6.4   COMPENSATION, EXPENSES AND LIABILITY OF SCB MEMBERS.

                  (a) Each member of the SCB shall receive compensation from the Trust for his or her services in the amount of $1,000 per diem for travel related to and attendance at the SCB meetings attended in person by such member, and $1,000 per diem (adjusted proportionately to account for any fraction of a day spent on, or in travel in connection with, such duties) for work done by the members of the SCB (other than attending SCB meetings in person) in carrying out their duties and responsibilities under the Trust Agreement. Such compensation shall be payable as determined the Trustees, but not less frequently than quarterly. Such per diem amount shall be increased or decreased annually pro rata with the amount that the per diem for meetings paid to the Trustees is increased or decreased pursuant to Section 5.5.

                  (b) The reasonable out-of-pocket costs and expenses incurred by SCB members in connection with the performance of their duties hereunder, together with the reasonable fees and expenses of their counsel, shall be paid by the Trust or, if paid by a member of the SCB, shall be promptly reimbursed to such member by the Trust.

                  (c) LIABILITY OF SCB. No present or former member of the SCB shall be liable to the Trust, any Beneficiary or any other Person except for his own gross negligence or willful misconduct. All present or former members of the SCB shall be indemnified by the Trust to the fullest extent permitted under applicable law against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties hereunder or in serving as Class Counsel, except any liability, expense, claim, damage or loss as to which they are liable under this Section. No present or former member of the SCB shall be liable personally for any act or omission of his or her predecessor, or for any act or omission of the SCB which occurred prior to his or her appointment, unless such act or omission is expressly ratified by such person after his or her appointment. The present and former members of the SCB shall be entitled to advancement of attorneys' fees and expenses from the Trust for the purposes set forth in this subsection
(c) to the fullest extent permitted under applicable law.

            6.5 Resolution of Disputes Involving Approval of the Select Counsel for THE BENEFICIARIES.


                  (a) APPROVAL PROCEDURES. In any circumstance arising under this Trust Agreement or the Trust Distribution Process where the Trust makes a decision with respect to matters which require the approval of the SCB, the Trust shall:

                        (i) provide the SCB with reasonable access to experts retained by the Trust and to Trust staff during such time as the decision is being made;

                        (ii) bring the proposed decision to the attention of the SCB; and

                        (iii) unless the circumstances prevent, provide the
            SCB no fewer than 10 days to comment with respect to such proposed decision.

            In the event the SCB disagree with the Trust's decision, they shall express their view as fully as possible to the Trust and make such counterproposal as may be appropriate. The Trust and the SCB shall thereupon consult in an effort to reach agreement.

                  (b) APPROVAL IN WRITING. The approval of the SCB, when required under the Trust Agreement or the Trust Distribution Process, must be in writing to be effective; provided, however, that in the event the SCB fails to approve or disapprove an action requiring SCB approval pursuant to Section 3.1(a) within 30 days of notice of proposed action by the Trust, the SCB shall be deemed to have approved such action.

                  (c) ACCESS TO FINANCIAL INFORMATION. Subject to entry into an appropriate confidentiality agreement where applicable, the Trust shall make available to the SCB any investment banking or other financial, accounting or statistical information available to the Trust relating to issues to be discussed and/or as to which the approval of the SCB is required.



                                 ARTICLE VII

                              GENERAL PROVISIONS

            7.1   IRREVOCABILITY.  The Trust is irrevocable.

            7.2   TERMINATION.

                  (a) The Trust shall terminate on the date (the "Termination Date") which is the earlier of (1) the first date on which all Class Member Claims and Third Party Claims filed with or against the Trust have been resolved, 24 consecutive months have elapsed during which no such claim has been filed with the Trust and approval of such termination by the Court has been obtained upon joint application of all of the Trustees and a majority of the SCB; or (2) 21 years less 91 days pass after the death of the last survivor of any of the descendants of Joseph P. Kennedy living on the date hereof.

                  (b) On the Termination Date, after payment of all liabilities of the Trust have been provided for, the Trust shall be dissolved, and all of the Trust's assets shall be applied to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine, which charitable purposes, if practicable, shall relate to occupational health.

            7.3   AMENDMENTS.

                  (a) This Trust Agreement may only be amended or waived as provided in Section 3.1(a). Thirty days' advance written notice of any proposed amendment or waiver shall be given to the SCB and the Trustors.

                  (b) The Trust Distribution Process may only be amended or waived as provided in Section 3.1(a) of this Trust Agreement and, where applicable, Section H.7 of the Trust Distribution Process. Thirty days' advance written notice of any proposed amendment or waiver of the Trust Distribution Process shall be given to the SCB, the Trustors and, where appropriate, the Representative Defendant.

                  (c) The definitions used in this Trust Agreement or in the Trust Distribution Process and contained in the Glossary may be amended or waived only if and in the same manner as the Section of this Trust Agreement or the Trust Distribution Process in which such definition is used may be amended or waived.

            7.4   SEVERABILITY.  Should any provision of this Trust
Agreement or the Trust Distribution Process be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Trust Agreement or the Trust Distribution Process.

            7.5 NOTICES. Notices to Persons asserting claims shall be given at the address of such Person, or, where applicable, such Person's legal representative, in each case as provided on such Person's proof of claim. Any notices or other communications required or permitted hereunder shall be in writing and (a) delivered at, or sent by telex or telecopy to, the addresses designated in Section 8.13 of the Global Settlement Agreement or, in the case of the Trustees, the addresses provided by the Trustees to the Trust, the SCB and the Trustors, or (b) mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or to such other address or addresses as may hereafter be furnished by any of the Trustors, the Trust or the Trustees or the SCB to the others.

            All such notices and communications shall be effective when delivered at the designated addresses or when the telex or telecopy communication is received at the designated addresses and confirmed by the recipient by return telex or telecopy in conformity with the provisions hereof.

            7.6 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

            7.7 SUCCESSORS AND ASSIGNS. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the Trustors, the Trust, the Trustees, the SCB and their respective successors and assigns, except that neither the Trustors nor the Trust nor any Trustee, nor the SCB members may assign or otherwise transfer any of its, his or her rights or obligations under this Trust Agreement except, in the case of the Trust and the Trustees, as contemplated by Section 7.2.

            7.8 NO WAIVER. No failure to exercise or delay in exercising any right, power or privilege hereunder or under the Trust Distribution Process shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under the Trust Distribution Process preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies provided herein or in the Trust Distribution Process are cumulative and are not exclusive of rights under law or in equity.

            7.9 HEADINGS; SECTION REFERENCES. The headings used in this Trust Agreement and in the Trust Distribution Process are inserted for convenience only and neither constitute a portion of this Trust Agreement or the Trust Distribution Process nor in any manner affect the construction of the provisions of this Trust Agreement or the Trust Distribution Process. All references in this Trust Agreement or in the Trust Distribution Process to "Sections," unless otherwise expressly indicated, shall be deemed to refer to sections of the document in which such reference appears.

            7.10 GOVERNING LAW. This Trust Agreement and the Trust Distribution Process shall be governed by, administered under and construed in accordance with, the laws of the State of Texas.

            7.11 DISPUTE RESOLUTION. Any disputes which arise under this Trust Agreement or the Trust Distribution Process shall be resolved by the Court, except as otherwise provided herein or in the Trust Distribution Process.

            7.12 ENFORCEMENT AND ADMINISTRATION. The provisions of this Trust Agreement and the Trust Distribution Process shall be enforced and administered by the Court.

            7.13 SETTLEMENT OF TRUSTEES' ACCOUNTS. Notwithstanding any state law to the contrary, the Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees, whether such account is rendered by the Trustees themselves or is sought by any Beneficiary or other Person. The Trustees shall render successive accounts covering periods of not more than one Fiscal Year, commencing on the first completed Fiscal Year of the Trust or the last day of the prior accounting period, as the case may be, except that an account shall be rendered for the period ending on the date of the death, resignation, removal or retirement of any Trustee. Upon the acceptance of any such account by the Court after hearing on notice to the SCB, the Trustors and such other parties as the Court shall designate, the Trustees shall be discharged from any further liability or responsibility to any Beneficiary or other Person as to all matters embraced in such account.

            7.14 NO BOND REQUIRED. Notwithstanding any state law to the contrary, each Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

            7.15 SERVICE OF PROCESS. Service of process upon any of the Trustees in an action or proceeding under Sections 7.11, 7.12 or 7.13 shall be effective upon delivery to the address set forth in Section 7.5. Successor Trustees, by acceptance of their appointment as such, shall be deemed to have approved this method of service.

            7.16 LAWSUITS AGAINST TRUSTORS. Except as provided in Section 2.4(a) of the Global Settlement Agreement as to Fibreboard Corporation, the Trust shall defend and indemnify the Fibreboard, Continental and Pacific Releasees against and hold them harmless from any costs, fees, claims, liabilities, settlements or judgments incurred or occurring after Global Approval Judgment and resulting, directly or indirectly, from the assertion against any of them of any Class Member Claim or Third Party Claim. This obligation shall include without limitation any such claim to the extent that, after Global Approval Judgment, that claim attacks the validity or enforceability of the Global Approval Judgment, but shall exclude any Additional Policy Claims or Express Indemnity Claims that are the subject of a waiver by the Insurers or Fibreboard under Section 6.3(C) of the Global Settlement Agreement. The defense of any such lawsuit will be tendered to the Trust and any defense costs or indemnity obligation will be paid by the Trust for so long as funds remain in Funds I, II and III. The Trustors may, at their own expense, elect to participate with the Trust in the defense of any such action or claim. Amounts paid to or on behalf of the Fibreboard, Continental and Pacific Releasees pursuant to this Section shall not be limited in any manner, including by the provisions of Section E of the Trust Distribution Process. The provisions of this

Section 7.16 shall only be applicable after Global Approval Judgment, subject to Section 2.7(B) of the Global Settlement Agreement.

            7.17 NO DISQUALIFICATION OF SCB. No member of the SCB shall be disqualified solely by reason of his or her service as an SCB member from serving as counsel for any Class Member in connection with the submission of any Class Member Claim to the Trust, nor shall service as such counsel be deemed to create a conflict of interest with respect to service to the Trust as an SCB member. No SCB member shall take any action in his or her capacity as such that would prefer the interests of his or her clients over the interests of similarly situated Beneficiaries generally.

            7.18 INITIAL TRUSTEE; POWERS. In the event that as of the date of execution of the Global Settlement Agreement, the Trustees have not been selected, then:

                  (a) On that date, the Trustors shall contribute $100 to the Trust. Francis McGovern shall be the sole initial trustee ("Initial Trustee"). The Initial Trustee shall have only the power to take those ministerial and administrative actions necessary or desirable to apply for a letter ruling from the Internal Revenue Service pursuant to Section 8.1 of the Global Settlement Agreement and preserve the existence of the Trust until Trustees are appointed hereunder. The Initial Trustee shall not have authority to make any discretionary decisions, waivers or amendments to the Trust Agreement.

                  (b) No later than January 14, 1994, the Trustors and the Class Counsel (as defined in the Global Settlement Agreement) shall select three trustees, who shall be the original Class A, Class B and Class C Trustees (such persons, and their successors appointed pursuant to Section 5.3, being referred to as the "Trustees").

Trustors and Class Counsel have agreed to confer to attempt to reach joint agreement as to the selection of all three original Trustees. If Trustors and Class Counsel cannot agree, Class Counsel will unanimously select the Class A and B Trustees and Trustors will unanimously select the Class C Trustee. Absent agreement among Class Counsel as to the selection of the Class A and B Trustees, or among Trustors as to the selection of the Class C Trustee, all Class Counsel and/or all Trustors agree to appear in Court on January 17, 1994, and with the assistance of the Court, to work from day to day until agreement on the selection of the Trustee(s) for whom they are responsible is reached. Upon acceptance of this Trust Agreement by the original Class A, Class B and Class C Trustees, the Initial Trustee shall resign.

            IN WITNESS WHEREOF, the parties have executed this Trust Agreement on this _____ day of December, 1993.

                                          TRUSTORS:
                                          FIBREBOARD CORPORATION


                                          By:_______________________________
                                          Title:____________________________

                                          COLUMBIA CASUALTY COMPANY


                                          By:_______________________________
                                          Title:____________________________

                                          CONTINENTAL CASUALTY COMPANY

                                          By:_______________________________
                                          Title:____________________________

                                          CNA CASUALTY COMPANY OF CALIFORNIA

                                          By:_______________________________
                                          Title:____________________________

                                          PACIFIC INDEMNITY COMPANY

                                          By:_______________________________
                                          Title:____________________________

                                          INITIAL TRUSTEE:

                                          __________________________________

                          TRUST DISTRIBUTION PROCESS

                        ANNEX A TO THE TRUST AGREEMENT

                               TABLE OF CONTENTS

                                                                        PAGE

A.    Overview.............................................................  1

B.    The Claim Procedure..................................................  3
      1.    Submitting a Claim.............................................  3
      2.    Expedited Review Option........................................  4
      3.    Ordering of Claims for Processing..............................  5
      4.    Initial Evaluation of Claims...................................  6
      5.    Further Claims Processing......................................  7
      6.    Second (Malignant) Injury Claims...............................  8
      7.    Audit Procedures...............................................  8
      8.    Exigent Health and Extreme Hardship Claims.....................  9
      9.    Withdrawal of Claims........................................... 10

C.    ADR Procedures....................................................... 10
      1.    Mediation...................................................... 10
      2.    Arbitration.................................................... 11
      3.    Location for ADR Procedures.................................... 13

D.    Litigation........................................................... 13
      1.    Mandatory Settlement Conference................................ 14
      2.    Procedural Rules............................................... 15

E.    Funds for Payment of Claims.......................................... 17
      1.    Fund I......................................................... 19
            a.    Commencement of Payments................................. 19
            b.    Distributable Amount..................................... 19
            c.    Distribution of Remaining Balance........................ 20
      2.    Fund II........................................................ 20
            a.    Commencement of Payments................................. 20
            b.    Distributable Amount..................................... 21
            c.    Distribution of Remaining Balance........................ 21
      3.    Fund III....................................................... 21
            a.    Commencement of Payments................................. 21
            b.    Distributable Amount..................................... 21
            c.    Distribution of Remaining Balance........................ 22
      4.    Determination of Distributable Amount for Each Fund............ 22

F.    Order, Timing and Limitations on Payments of Claims.................. 22
      1.    Eligibility for Payment........................................ 22
      2.    Order of Payment............................................... 23

      3.    Terms of Payment............................................... 25
            a.    Claims Resolved Outside the Tort System.................. 25
            b.    Claims Resolved in the Tort System....................... 25
      4.    Deferral of Payments........................................... 26
      5.    Limitation on Payment of Claims................................ 27

G.    All Claims Resolved Pursuant to the Trust Distribution Process....... 27

H.    Defendant Class Member Procedures.................................... 27
      1.    Claims Liquidated Before Judgment Against Defendant Class Members 29
            a.    Calculation of Set-Off Amount............................ 29
            b.    Status of the Trust at Trial............................. 30
            c.    Discovery and Informational Issues....................... 31
      2.    Claims Not Liquidated When Verdict or Judgment Obtained Against
            Defendant Class Members........................................ 31
            a.    Effect of Verdict or Judgment............................ 31
            b.    Retention of Several Liability Claim..................... 32
            c.    Payment of Verdict or Judgment........................... 32
      3.    Tort System Claims Against the Trust........................... 33
      4.    Litigation Between Defendant Class Members and Settlement Class
            Members........................................................ 34
      5.    Pursuit of Third Party Claims.................................. 35
            a.    Defendant Class Member to Stand in Settlement Class Members'
                  Stead.................................................... 35
            b.    Resolution of Claims..................................... 36
            c.    Processing and Payment of Claims......................... 37
            d.    Multiple Claims or Multiple Third Party Claims........... 37
      6.    Cooperation for Court Approvals................................ 40
      7.    No Modification Without Consent................................ 40

I.    Attorneys' Fees...................................................... 41

J.    Amendment............................................................ 41

APPENDIX 1 TO THE TRUST DISTRIBUTION PROCESS.............................  A-1

SCHEDULE A...............................................................  B-1

                         TRUST DISTRIBUTION PROCESS

                       ANNEX A TO THE TRUST AGREEMENT


            This Trust Distribution Process creates the procedures for submitting, processing and paying Class Member Claims and Third Party Claims. Capitalized terms used in this Trust Distribution Process are defined herein or in the Glossary.

A.   OVERVIEW.

            The primary goal of the Trust is fair and equitable treatment for all Beneficiaries consistent with Trust resources. This Trust Distribution Process furthers that goal by establishing procedures that are intended to process and evaluate Class Member Claims of Beneficiaries impartially, pay all Class Member Claims over time, and maintain reasonable reserves for any Class Member Claims in excess of projections. The Trustees shall implement and administer this Trust Distribution Process in accordance with their duties under the Trust Agreement.

            The claims resolution process begins with a proof of claim. The Trust then makes a determination whether the claim meets the criteria for any of the five Scheduled Diseases: Mesothelioma, Lung Cancer, Other Cancer, Asbestos Lung Disease I ("ALD-1") and Asbestos Lung Disease II ("ALD-2"). If the claim meets the criteria for a Scheduled Disease, it will be evaluated based on factors that have significance in the resolution of similar claims by settlement or trial, including but not limited to the factors set forth in Schedule A hereto. If the claim does not meet the criteria for one of the

Scheduled Diseases, the Trust will evaluate whether it nonetheless asserts a compensable claim for an asbestos-related injury.

            After evaluation, the Trust will make a good faith settlement offer or advise the Beneficiary of the reasons for rejecting the claim. The Beneficiary may either accept or reject that offer or negotiate further with the Trust. If the Beneficiary rejects the Trust's offer, he or she may submit supplemental information to the Trust and have his or her claim reevaluated by the Trust and/or negotiate further with the Trust. If negotiation with the Trust fails, the Beneficiary shall, if he or she wishes to pursue the claim, proceed to mediation and then to binding or nonbinding arbitration. Beneficiaries may bring an action against the Trust in the tort system only after they have participated in good faith in both mediation and nonbinding arbitration and have rejected the award in a nonbinding arbitration.

            Beneficiaries must also appear at a mandatory settlement conference under the auspices of the Court before proceeding to the tort system. If a Beneficiary rejects settlement following the settlement conference, he or she may elect immediate binding arbitration or exit to the tort system. No punitive damages, pre-judgment or post-judgment interest, damages for risk of cancer, or compensatory damages beyond Fibreboard's own share will be allowable in the tort system. Judgments may be collected only as provided in this Trust Distribution Process.

            Similar claims-handling procedures (described in Section H below) apply to certain Third Party Claims including those of Defendant Class Members who succeed to Class Member Claims.

            Class Member Claims and Third Party Claims will be eligible for payment once they are Liquidated, whether by settlement, arbitration, or judgment. Judgments or claims settled after exit to the tort system will normally be paid out over a five-year period, while claims resolved without resort to the tort system will normally be paid over a three-year period. Total payments from the Trust in each year for Trust Expenses, Class Member Claims and Third Party Claims are limited to the amounts set forth in Section
E. While the Trust is expected to be able to pay all claims as Liquidated yearly, if amounts available are insufficient to make all payments due on Liquidated claims in any year, claims for Mesothelioma and Lung Cancer will be paid first, then Other Cancer and ALD-1 claims, then ALD-2 claims, and then Residual Claims, whether any such claims have been Liquidated by settlement, arbitration or judgment. Within each of those categories, claims will be paid in the order of the date on which a release is received by the Trust (for settled claims), an arbitration ruling is rendered (for claims resolved through arbitration) or a judgment becomes final (for claims resolved in the tort system). Class Member Claims and Third Party Claims which cannot be paid because the amount available for that year is insufficient to make all payments due on such claims will be deferred for payment (FIFO within their payment categories) until the following year.

B.   THE CLAIM PROCEDURE.

      1. SUBMITTING A CLAIM. Other than Interim Claims submitted pursuant to Article 7 of the Global Settlement Agreement, commencing on February 14, 1994, any Beneficiary may submit a claim to the Trust. To do so, the Beneficiary shall provide to the Trust, on forms approved by the Trustees and the SCB, a proof of claim including at least the following information concerning the Exposed Person: name, address, social security number, date of birth, date of death (if applicable), marital status and number and age of dependents, spouse's name and social security number, occupation, smoking history, year of first exposure to any asbestos or asbestos-containing products, identification and source of identification of asbestos-containing products manufactured or supplied by Fibreboard to which the Exposed Person was exposed, the work sites where the Exposed Person was exposed to asbestos or to Fibreboard asbestos, the years of such exposures including specific descriptive comments concerning the duration and intensity of such exposure, the status of related workers compensation or civil litigation regarding asbestos exposure, and the Scheduled Disease, if any, for which the Beneficiary believes the claim qualifies or a statement of the disease or injury the Beneficiary asserts he or she has if he or she does not believe he or she qualifies for a Scheduled Disease. In addition, the Beneficiary shall provide the Trust with a Medical Report, a PFT Report and a B-reader Report, and, in Malignancy Claims, a pathology report (where available).

      2. EXPEDITED REVIEW OPTION. The Trust may establish a process for expedited review of ALD-2 claims by persons desiring an accelerated settlement of their claim at a fixed amount ("Expedited Review Claims"). A Beneficiary seeking such expedited review shall submit an abbreviated proof of claim for expedited review by the Trust. The abbreviated proof of claim shall provide the following information concerning the Exposed Person: name, address, social security number, date of birth, date of death (if applicable), marital status, spouse's name and social security number, occupation, the

Scheduled Disease for which the Beneficiary believes the claim qualifies, the work sites where the Exposed Person was exposed to asbestos or to Fibreboard asbestos and such information requested by the Trust that adequately demonstrates exposure to asbestos or asbestos-containing products and to Fibreboard asbestos or asbestos-containing products. In addition, the Beneficiary shall supply the Trust with a Medical Report. The Trust will expeditiously review the abbreviated proof of claim and may, but is not required to, offer to settle such Expedited Review Claims for a single fixed cash payment of an amount and on a time schedule established from time to time by the Trust. If the Trust determines not to offer to settle an Expedited Review Claim, the Beneficiary may submit a proof of claim as set forth in Section B.1.

            The Trust may establish additional categories of Expedited Review Claims with differing fixed cash payments and differing information requirements. In addition, the Trust may eliminate or suspend the Expedited Review Claim option for one or more categories of Class Member Claims if it determines that such option is encouraging the filing of claims that would not otherwise be eligible for payment under these procedures or is using a disproportionate share of the Trust's assets.

      3. ORDERING OF CLAIMS FOR PROCESSING. Claims shall be ordered for processing by the Trust in the manner described in this Section. As a general practice, the Trust shall review its claims files on a regular basis and notify all Beneficiaries whose claims are likely to be processed in the near future. A Beneficiary's position in the FIFO queue for processing will be determined by the date of receipt by the Trust of a properly completed proof of claim form, and among claims received the same day, by the date of diagnosis of the disease on which the claim is based. Where the Beneficiary has filed an incomplete proof of claim, the Trust shall notify the Beneficiary of the need for additional information and shall not process the claim until the file is complete. A Beneficiary shall not receive a position in the FIFO processing queue until his or her proof of claim is properly completed.

      4. INITIAL EVALUATION OF CLAIMS. As a proof of claim is reached in the FIFO queue, the Trust shall evaluate it to determine whether the claim qualifies as one of the five Scheduled Diseases. A Beneficiary's right to assert a valid claim for an asbestos-related injury or disease is in no way prejudiced by failure of his or her asbestos-related injury or disease to qualify as one of the Scheduled Diseases. If a Scheduled Disease is determined to exist, the Trust shall evaluate the Beneficiary's claim using factors relevant to the resolution of asbestos claims for that Scheduled Disease by settlement or trial, including the factors set forth in Schedule A hereto. If the Trust concludes that the Beneficiary's injury or disease does not meet the criteria for a Scheduled Disease, it shall determine whether the Beneficiary nonetheless asserts a meritorious claim for an asbestos-related injury or disease and shall evaluate the claim using factors relevant to the resolution of similar claims by settlement or trial. If the Trust accepts for disposition a claim with respect to a disease which is not a Scheduled Disease, the Trust shall place it in a Schedule Category based on which Scheduled Disease it most closely resembles.

            In addition to the medical evidence which Beneficiaries are required to submit with the initial proof of claim or submit as part of any supplemental information provided to the Trust, the Trust may require that additional kinds of medical evidence be provided. The Trust may obtain additional medical evidence which it believes necessary to evaluate any claim.

            Once its evaluation is completed, the Trust shall make a written good faith offer of settlement based upon such evaluation or advise the Beneficiary of the reasons for rejecting the claim. Such responses shall be sent to the Beneficiary's counsel or representative, if any, or to the Beneficiary. The claim shall not be processed further until the Trust receives a response from the Beneficiary. The Beneficiary and the Trust shall then negotiate in good faith toward a resolution of the claim. Once the Trust receives confirmation of resolution of the claim, it shall forward an appropriate form of release approved by the Trust to the Beneficiary's counsel or representative, or to the Beneficiary. The claim's eligibility for payment under Section F shall be based on the date the executed release with respect to a resolved claim is received by the Trust.

      5.   FURTHER CLAIMS PROCESSING.  If the Beneficiary rejects the
Trust's initial offer, he or she may elect to negotiate further with the Trust and may submit additional information to the Trust in support of the claim. Alternatively, he or she may proceed to mediation as set forth below. The Trust shall evaluate claims based on the medical evidence submitted to the Trust as part of the Beneficiary's proof of claim. A Beneficiary may, but need not, supplement this information from time to time with additional medical evidence. If he or she does so, the Beneficiary's legal representative or, if he or she has no legal representative, the Beneficiary shall submit an affidavit or declaration under penalty of perjury, in a form acceptable to the Trust, stating that he or she has submitted to the Trust all medical reports relating to any alleged asbestos-related condition other than those subject to attorney work product privilege. If the Beneficiary submits supplemental information to the Trust, the Trust shall reevaluate the claim and either make a written good faith settlement offer or reject the claim. The Beneficiary shall then reject or accept any offer based on reevaluation using the procedures outlined above for rejection or acceptance of the Trust's initial offer. If the Beneficiary rejects such offer, he or she may elect to negotiate further with the Trust or shall proceed to mediation.

      6. SECOND (MALIGNANT) INJURY CLAIMS. The Trust shall offer to settle Non-Malignancy Claims on two alternative bases: 1) in exchange for a general release; or 2) in exchange for a limited release covering all asbestos-related personal injury claims other than subsequent Malignancy Claims. The Trust's settlement offer for a limited release shall be the amount of its offer for the general release minus the lesser of: 1) half of its settlement offer for the general release; and 2) $1,750. If a Beneficiary accepts the Trust's offer of a limited release, the Trust shall account for the monetary difference between its settlement offer for the general release and its settlement offer for the limited release in a separate account. A Second Injury Claim shall be ordered in the FIFO queue for processing based upon the date of receipt by the Trust of the Second Injury Claim, and shall be treated as a new claim under this Trust Distribution Process.

      7. AUDIT PROCEDURES. In all cases, the Trust may require that medical x-rays, tests, laboratory examinations and other medical evidence comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable. The Trust may develop methods for auditing the reliability of all data submitted in support of claims, including product identification and medical evidence, and may require independent interpretation of CT scans, X-rays, pathology specimens or other physical evidence. If its audits show an unacceptable level of reliability for evidence submitted from specific individuals or institutions, the Trust may refuse to accept evidence from them. In addition, the Trust may develop methods for auditing other types of evidence necessary to support a claim.

      8. EXIGENT HEALTH AND EXTREME HARDSHIP CLAIMS. Notwithstanding the FIFO order processing rules described in Sections B.2 through B.4, the Trust may process and Liquidate Extreme Hardship Claims and Exigent Health Claims at any time.

            The Trust shall establish procedures to expedite its processing, evaluation and negotiation of Exigent Health Claims and Extreme Hardship Claims as well as the ADR procedures the Beneficiary asserting such a claim shall be required to follow under Section C. Such expedited procedures shall be designed to allow all Exigent Health Claims to be Liquidated within six months of presentation of a properly completed proof of claim to the Trust, and to ensure, to the maximum extent practicable, that in jurisdictions in which Beneficiaries can obtain accelerated trial dates for Exigent Health Claims, the Trust's negotiation process and the ADR procedures can be completed before a trial of an Exigent Health claimant's case against Defendant Class Members.

            If the Trust determines, in its sole discretion, that a Beneficiary asserting an Extreme Hardship Claim needs greater financial assistance than would be afforded by the payout scheme set forth in Section F.3, the Trust may accelerate payment to the

Beneficiary of part or all of the amount for which that claim has been Liquidated as the Trust deems appropriate. Payments with respect to Exigent Health Claims shall be made only in accordance with the payout scheme set forth in Section F.3.

      9. WITHDRAWAL OF CLAIMS. If the Beneficiary does not respond to the Trust's offer on initial evaluation or reevaluation within 30 days, the Trust's offer and the claim shall be deemed to be withdrawn without prejudice unless the Beneficiary has requested in writing one or more extensions of time, not to exceed six months in the aggregate, within which to respond to the offer. If the Beneficiary still has not responded to the Trust's offer at the end of the extension period, the Trust's offer and the claim shall then be deemed to be withdrawn without prejudice. A Beneficiary may also elect to withdraw a claim at any time without prejudice. A claim that is withdrawn or deemed to have been withdrawn may be resubmitted at any time, and shall be reordered in the FIFO queue for processing based on the date of receipt by the Trust of a properly completed proof of claim with respect to the refiled claim.

C.   ADR PROCEDURES.

      1. MEDIATION. If the Beneficiary chooses not to submit supplemental information or rejects the Trust's offer based on its evaluation of such supplemental information and elects not to negotiate further with the Trust, the Beneficiary's claim shall be referred to mediation. The Trust shall establish and maintain a list of Qualified Mediators, compensated by the Trust. The Trust shall refer claims to Qualified Mediators from the list in rotation as soon as practicable after being notified by the claimant that he wishes to proceed to mediation.

            Claims shall be handled by each mediator in the order received by him or her, to the extent practicable. Any party may be represented by legal counsel. The mediator shall confer with the parties and/or their legal representatives, individually and jointly. Such conference may be in person or by telephone, at the claimant's election. The Beneficiary and a representative of the Trust with settlement authority must personally participate in the conference unless, in the judgment of the mediator, the Beneficiary's physical or psychological condition precludes such participation. Such conference shall be in the nature of a settlement conference. The mediator shall review the claim and the positions of the parties, the prior negotiations between the parties, the offer(s) and demand(s), such information as the parties may wish to submit as to a fair and equitable settlement, and all documents and medical reports relevant to the claim. At least five days prior to the mediation conference, Beneficiary and the Trust shall each submit to the mediator a concise, confidential statement outlining the Beneficiary's medical condition, exposure to Fibreboard products and each party's position on settlement value. The mediator shall work with both sides toward reaching an acceptable, reasonable settlement. The mediator does not have the authority to impose a settlement on the parties.

      2. ARBITRATION. If the Beneficiary is unable to settle his or her claim with the Trust within 30 days of the mediation conference, the Beneficiary shall, if he or she wishes to pursue the claim, proceed to arbitration of the claim. The arbitration shall be commenced by a written demand for arbitration by the Beneficiary served on the Trust within 45 days of the mediation conference. Such arbitration shall be binding or nonbinding at the election of the Beneficiary, which election must be made in the Beneficiary's written demand for arbitration. The Trust and the Beneficiary shall bear their own fees and costs, except that the Trust shall pay the administrative fees and costs of conducting the arbitration unless the arbitrator in his or her sole discretion assesses such administrative fees and costs against any Beneficiary for delaying or abusing the arbitration procedures.

            The Trust shall maintain a list of Qualified Arbitrators. Arbitrations shall be conducted by a single Qualified Arbitrator. The Beneficiary and the Trust shall attempt to agree on a Qualified Arbitrator who will preferably, but not necessarily, be selected from the list maintained by the Trust. If the parties cannot agree on a Qualified Arbitrator, a Qualified Arbitrator shall be selected pursuant to the procedures of an independent arbitration facility to be selected by the Trust or by such other procedures as may be adopted by the Trust. The parties shall provide the Qualified Arbitrator and each other with copies of all relevant materials concerning the claim and any supplementary information they wish the Qualified Arbitrator to consider not less than 30 days prior to the date of the arbitration hearing. The Qualified Arbitrator may require the parties to submit such additional information as he or she deems necessary. The Qualified Arbitrator shall conduct a hearing on the claim at which testimony may be offered, unless both parties agree to waive such hearing. In nonbinding arbitrations, the Beneficiary must attend the hearing in person, unless in the judgment of the Qualified Arbitrator his or her physical or psychological condition makes such attendance impossible. The Qualified Arbitrator shall issue an award promptly but in no event later than 120 days from the date on which he or she receives the last submission of information from either of the parties relevant to the claim, unless the parties agree to extend such time. The Award shall be based on the same factors used by the Trust in evaluating claims.

            If the Beneficiary elected binding arbitration at the time of the demand, neither party shall have the right to appeal the award other than on grounds set forth in the Federal Arbitration Act. If the Beneficiary elected nonbinding arbitration at the time of the demand, the award shall become final and binding if the Beneficiary does not reject the award by so notifying the Trust in writing within 30 days after receipt of the award. If the Beneficiary does not reject the award as provided above, he or she shall be deemed to have accepted it. If the Beneficiary rejects the award, the award shall not be binding on either party and the Beneficiary may proceed to the tort system under the procedures set forth below.

      3. LOCATION FOR ADR PROCEDURES. The Trust shall establish procedures to conduct mediations and arbitrations at scheduled intervals at such locations around the United States as the Trust determines will be convenient to the largest numbers of claimants and will not impose undue burden on the Trust.

D.   LITIGATION.

            A Beneficiary may not proceed to litigate his or her claim against the Trust in the tort system unless he or she has in good faith: (1) submitted a proof of claim and rejected the resulting settlement offer from the Trust; (2) participated in a mediation conference and failed to settle his or her claim; (3) participated in nonbinding arbitration and rejected the resulting arbitration award; and (4) participated in a mandatory settlement conference as described below. The following procedures shall govern any Beneficiary who elects to litigate in the tort system his or her claim against the Trust.

      1. MANDATORY SETTLEMENT CONFERENCE. Before any Beneficiary may proceed to the tort system, the Beneficiary must request the Court to conduct a mandatory settlement conference with respect to the claim. This mandatory settlement conference may be conducted by the Court, or by another judge or a neutral special master designated by the Court, or, if both the Beneficiary and the Trust agree, by a mutually selected, neutral third party other than the Court (the "Settlement Conference Designee"). The settlement conference may be conducted by telephone unless the Court or the Settlement Conference Designee determines, on application by the Trust or the Beneficiary, that the conference should be conducted in person. If the Court or the Settlement Conference Designee so determines, the settlement conference must be attended in person by the Beneficiary, unless in the judgment of the Court or the Settlement Conference Designee his or her physical or psychological condition makes such attendance impossible, and by a representative of the Trust with settlement authority at such location as the Court or the Settlement Conference Designee shall determine. If no settlement is reached within 30 days of the mandatory settlement conference, the Beneficiary and the Trust shall submit to each other on that date a written settlement offer that will remain in effect for an additional 30 days. If neither party accepts the other party's settlement offer during this period, then the Beneficiary may, upon certification from the Court or the Settlement Conference Designee that the

Beneficiary has completed the settlement conference process and otherwise has complied with the requirements of the preceding paragraph of this Section D, commence a lawsuit against the Trust in the tort system or elect binding arbitration.

      2.   PROCEDURAL RULES.

            A. Any Beneficiary who elects binding arbitration following the mandatory settlement conference shall follow the procedures set forth in Section C.2 above. Payment of any resulting award shall, however, be governed by Section F of this Trust Distribution Process.

            B. Any Beneficiary who elects to resolve a claim through the tort system may pursue the claim in any appropriate forum, subject to the procedures set forth herein. Payment of any resulting judgment shall, however, be governed by Section F of this Trust Distribution Process.

            C. The Trust may assert any and all defenses available to it or which would have been available to any Trustor against which the claim could have been asserted absent Global Approval Judgment with respect to Beneficiaries who elect to resolve their claims through the tort system.

            D. In no event shall a Beneficiary be permitted to seek or recover from the Trust in a lawsuit in the tort system any punitive or exemplary damages of any sort. Nor may any claimant seek or recover compensatory damages in excess of Fibreboard's actual share of responsibility or for the actual percentage risk of contracting cancer. Finally, no Beneficiary may seek or recover pre-judgment interest in a suit in the tort system. Any other damages available under the applicable law shall remain recoverable except as provided in Section D.2.e below.

            E. In no event shall the Trust or any other Person be required to post a bond to stay collection of a judgment in the tort system. Judgments shall be paid by the Trust in the order set forth in Section F below, and no Beneficiary shall be permitted to take any steps to collect a judgment from the Trust except as set forth in this Trust Distribution Process. The Trust shall not be responsible to pay post-judgment interest; in lieu thereof, the procedures set forth in the last sentence of Section F.1 shall apply.

            F. (i) The death of a Beneficiary after he or she has filed a proof of claim with the Trust shall not eliminate compensable elements of his or her claim accruing prior to the date of death, by, for example, eliminating any claim for damages for pain and suffering occurring prior to the date of death or by creating an offset to a lost earnings award for personal consumption occurring prior to the date of death, notwithstanding applicable state law to the contrary. (ii) However, such compensable elements may not be recovered after exit to the tort system unless the Beneficiary shows that he or she could have recovered such damages absent compliance with the requirements of the Trust Distribution Process.

            G. At trial the defendant shall be the Trust and the Trust and Beneficiary shall jointly request that the Trust be introduced to the trier of fact (judge or jury as the case may be) in the following fashion or in another substantially similar fashion as the trial court may direct, in addition to any other evidence permitted by the Court about the Trust's identity, goals and operations:

                  Members of the jury, this is an action for damages for
            [personal injury/wrongful death] brought by plaintiff[s] against [various defendants, including] the Fibreboard Asbestos Compensation Trust.

                  The Fibreboard Asbestos Compensation Trust was created by
            Order of a United States District Court to provide fair and equitable treatment for persons with asbestos injury for which Fibreboard Corporation might bear legal liability. The Trust has a fixed amount of money with which to compensate all persons with an asbestos injury to whom Fibreboard is found to be legally liable. This sum of money must cover all victims, past and future. Under no circumstances may you award any sum designed or intended to punish or make an example of Fibreboard or the Trust.

                  If you should find that Fibreboard or products manufactured by Fibreboard were a legal cause of injury to plaintiff[s], any payment of damages awarded with respect to Fibreboard's products will be made by the Trust, not by Fibreboard itself. The fact that a trust exists is in no way an indication that you should impose any liability on the Trust. No sum you might award will be paid by either Fibreboard or by insurance; any award will be paid only by the Trust.

            H. Any Beneficiary who elects to resolve a claim through the tort system shall provide the Trust (without cost to the Trust) with copies of all pleadings, discovery materials, evaluations, and other similar nonprivileged documentation requested by the Trust in connection with its defense of the claim in the tort system, so that the Trust may efficiently and economically prepare for trial.

E.   FUNDS FOR PAYMENT OF CLAIMS.

            As set forth in the Trust Agreement, the Trust shall administer three funds, for payment of Trust Expenses, Class Member Claims and Third Party Claims, to be known as "Fund I," "Fund II," and "Fund III." Fund I is primarily intended to pay expenses of, and claims against, the Trust during the first 25 years after Global Approval

Judgment. Fund II is primarily intended to pay expenses of, and claims against, the Trust commencing 26 years after Global Approval Judgment, although it is available to pay expenses and claims commencing 21 years after Global Approval Judgment, if Fund I is insufficient for that purpose. Fund III is primarily intended to pay any expenses and claims not paid from Fund I or Fund II, commencing 46 years after Global Approval Judgment, although it is available to pay expenses and claims commencing 41 years after Global Approval Judgment if Fund II is exhausted prior to 46 years after Global Approval Judgment.

            In order to assure that, to the maximum extent feasible, Trust resources are preserved and fairly allocated among all Beneficiaries (i.e., those who will have claims in the future as well as those who have claims now) Appendix 1 describes in detail how Trust surpluses realized in any Fiscal Year are to be preserved and limits amounts that can be spent in any Fiscal Year to pay claims from Funds I, II or III. In general, Appendix 1 specifies that payments for Trust Expenses, Class Member Claims and Third Party Claims may not exceed annual earnings on the assets within the relevant Fund plus a portion of the remaining principal (calculated by allocating remaining Fund principal equally over the years remaining in the Fund then in use). If any Surplus remains after payment of all Trust Expenses, Class Member Claims and Third Party Claims and certain indemnity expenses for a Fiscal Year (and after restoration of any increases in Principal Amount used in prior years as described below), such Surplus will either increase the Reserve Account or build Trust principal. This Reserve Account will be used to pay expenses or claims for any later year before Trustees may access any

Increased Principal Amount to be used in that year. If, however, in any of the Fiscal Years 3 through 12 or 16 through 20 after Global Approval Judgment, the Earnings Amount and Principal Amount together with the funds contained in the Reserve Account in excess of $10,000,000 are not sufficient to pay Trust Expenses and to make all payments with respect to Class Member Claims or Third Party Claims for the first two Schedule Categories that are due or all payments with respect to Class Member Claims or Third Party Claims for the third Schedule Category that were due and unpaid on four consecutive prior Distribution Dates, the Trust may increase the usable portion of the Fund principal by up to 25% for any of Fiscal Years 3 through 12 after Global Approval Judgment or 12.5% for any of Fiscal Years 16 through 20 after Global Approval Judgment.

     1.    FUND I.

           A. COMMENCEMENT OF PAYMENTS. The Trust shall not pay any Class Member Claim or Third Party Claim (other than Extreme Hardship Claims and Expedited Review Claims) from Fund I until the Distribution Date first occurring after the end of the first Fiscal Year after Global Approval Judgment.

            B. DISTRIBUTABLE AMOUNT. Total payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund I for any Fiscal Year (I.E., payments for Trust Expenses, Extreme Hardship Claims and
Expedited Review Claims made during that Fiscal Year, together with payments for Class Member Claims and Third Party Claims for that Fiscal Year made on the Distribution Date immediately following that Fiscal Year) (other than any payments made from the Reserve Account) shall not exceed the Distributable Amount for that Fiscal Year. For the first Fiscal Year after Global Approval Judgment the Earnings Amount for Fund I shall be calculated from the date of Global Approval Judgment.

            C.   DISTRIBUTION OF REMAINING BALANCE.  The transfer from
Fund I to Fund II of any remaining balance in Fund I shall occur on the earlier of (i) the day after the Distribution Date for the twenty-fifth Fiscal Year after Global Approval Judgment, or (ii) the day before the Distribution Date for the first Fiscal Year occurring after the twentieth Fiscal Year after Global Approval Judgment in which the maximum possible Distributable Amount is less than the Earnings Amount and the Principal Amount that were in effect for Fund I for the twentieth Fiscal Year after Global Approval Judgment, the Trust shall transfer such remaining balance and the remaining balance of the Reserve Account to Fund II, at which time payments out of Fund II shall commence as provided in Section E.2.

      2.   FUND II.

            A. COMMENCEMENT OF PAYMENTS. No payments shall be made from Fund II until the Distribution Date for the twenty-first Fiscal Year after Global Approval Judgment. If at that time Fund I still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims, no payments shall be made from Fund II until the earlier of: (1) the day after the Distribution Date for the twenty-fifth Fiscal Year after Global Approval Judgment; or (2) the Fiscal Year in which the Distribution Date referred to in Section E.1.c.(ii) occurs.

           B. DISTRIBUTABLE AMOUNT. The total amount of payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund II for any Fiscal Year is limited to the Distributable Amount for that Fiscal Year.

            C.   DISTRIBUTION OF REMAINING BALANCE.  The transfer from
Fund II to Fund III of any remaining balance in Fund II shall occur on (i) the day after the Distribution Date for the twentieth Fiscal Year after the transfer of the balance in Fund I to Fund II pursuant to Section E.1.c, or
(ii) such later date as the Trustees determine would be in the best interests of all Beneficiaries, both present and future (but in no event later than the day after the Distribution Date for the forty-fifth Fiscal Year after Global Approval Judgment); at which time payments out of Fund III shall commence as provided in Section E.3.

      3.   FUND III.

           A. COMMENCEMENT OF PAYMENTS. No payments shall be made from Fund III until the Distribution Date for the forty-first Fiscal Year after Global Approval Judgment. If at that time Fund II still has money left to pay Trust Expenses, Class Member Claims or Third Party Claims, no payments shall be made from Fund III until the date Fund II is exhausted or the balance of Fund II has been transferred into Fund III pursuant to Section E.2.c.

            B. DISTRIBUTABLE AMOUNT. The total amount of payments for Trust Expenses, Class Member Claims and Third Party Claims made from Fund III for any Fiscal Year is limited to the Distributable Amount for that Fiscal Year.

            C. DISTRIBUTION OF REMAINING BALANCE. If there is a remaining balance in Fund III on the day after the Distribution Date for the sixty-first Fiscal Year after Global Approval Judgment, and there are then, or are anticipated by the Trustees to be in the future, any Trust Expenses, Class Member Claims, Third Party Claims and other obligations of the Trust which have not yet been liquidated and/or fully paid, the Trust shall use the remaining balance of Fund III to pay such Trust Expenses, Class Member Claims, Third Party Claims and other obligations of the Trust. Upon the occurrence of the Termination Date, the Trust shall apply any remaining balance of Fund III to such charitable purposes as the Trustees in their reasonable discretion, after consultation with the SCB, shall determine, which charitable purposes, if practicable, shall be related to occupational health.

      4. DETERMINATION OF DISTRIBUTABLE AMOUNT FOR EACH FUND. Within 90 days following the end of each Fiscal Year after Global Approval Judgment, the Trust shall determine the Distributable Amount for such Fiscal Year, which Distributable Amount (after payment of Trust Expenses, Extreme Hardship Claims and Expedited Review Claims for such Fiscal Year) shall be distributed to pay Class Member Claims and Third Party Claims, in the order set forth in Section F.2, on a date, no later than 120 days following the end of each such Fiscal Year, chosen by the Trust (the "Distribution Date").

F.   ORDER, TIMING AND LIMITATIONS ON PAYMENTS OF CLAIMS.

      1.   ELIGIBILITY FOR PAYMENT.  All Class Member Claims and Third
Party Claims become eligible to begin receiving payments from the Trust on the Distribution Date immediately following the Fiscal Year in which such Class Member Claims or Third Party Claims are Liquidated, provided that in the case of settled Class Member Claims the Trust has received the release required by Section B.4. Judgments obtained in the tort system shall be eligible for payment in the same order as Claims Liquidated by settlement or arbitration, except as provided in Section F.3.b, and shall be treated as having been Liquidated on the date the claimant obtains a final, nonappealable judgment, except that upon an unsuccessful appeal by the Trust, the date of Liquidation shall be the date of the trial court judgment.

      2. ORDER OF PAYMENT. On each Distribution Date, the Trust shall make payments on Liquidated Class Member Claims and Third Party Claims in the following order: (1) claims for Mesothelioma and Lung Cancer; (2) claims for Other Cancer and Asbestos Lung Disease I; (3) the first payment on claims for Asbestos Lung Disease II which was due and unpaid on four or more consecutive prior Distribution Dates, (4) the second payment on claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates; (5) the third payment for claims on Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates; (6) any other payments on claims for Asbestos Lung Disease II; and (7) Residual Claims. While it is anticipated that the Trust will be able to pay all Liquidated Class Member Claims and Third Party Claims on each Distribution Date, all payments due on Liquidated claims for Mesothelioma and Lung Cancer must be made before any payments due on Liquidated claims for Asbestos Lung Disease I and Other Cancer may be made, all payments due on Liquidated claims for Asbestos Lung Disease I and Other Cancer must be made before any payments due on Liquidated claims for Asbestos Lung Disease II may be made, the first payment on Liquidated claims for Asbestos Lung Disease II which was due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung Disease II may be made, the second payment on Liquidated claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung Disease II may be made, the third payment on Liquidated claims for Asbestos Lung Disease II which was originally due and unpaid on four or more consecutive prior Distribution Dates must be made before any other payments for other Liquidated claims for Asbestos Lung Disease II and all other payments due on Liquidated claims for Asbestos Lung Disease II must be made before any payments due on Liquidated Residual Claims may be made. Within each of the seven categories, payments due on Class Member Claims and Third Party Claims shall be made in FIFO order based on when the Class Member Claims and Third Party Claims were Liquidated, whether by settlement, arbitration or judgment, except that settled Class Member Claims shall be ordered within each such category according to when the release required by Section B.4 is received by the Trust. Other than by virtue of subrogation to a Class Member Claim pursuant to Section H.5.a, no contribution claim brought by a Defendant Class Member shall be paid inasmuch as resolution of a Class Member Claim against the Trust gives rise to a right of set-off or reduction under

Section H.1.a of the Trust Distribution Process sufficient to satisfy, and bar the assertion of, any such contribution claim against the Trust.

      3.   TERMS OF PAYMENT.

            A.   CLAIMS RESOLVED OUTSIDE THE TORT SYSTEM.  Class Member
Claims resolved without filing an action against the Trust in the tort system and all Third Party Claims shall be eligible for payment over a three-year period, 40% due on the Distribution Date immediately following the Fiscal Year in which such claim was Liquidated and 30% due on each of the next two Distribution Dates, except for Expedited Review Claims paid pursuant to Section B.2 and Extreme Hardship Claims paid pursuant to Section B.8 of this Trust Distribution Process.

            B.   CLAIMS RESOLVED IN THE TORT SYSTEM.

                  (i) Class Member Claims resolved after the filing of an action against the Trust in the tort system shall be eligible for payment on the following schedule. On the Distribution Date following the Fiscal Year in which such a claim was Liquidated, the Beneficiary shall be eligible to receive the lesser of: (1) 100% of the last settlement offer made by the Trust before the Beneficiary filed an action against the Trust in the tort system, or 100% of the proposed Award in nonbinding arbitration with the Trust pursuant to Section C, whichever is greater; and (2) 40% of the amount of the judgment or settlement after the action was filed. The remaining balance of the judgment or settlement shall be eligible for payment on the Distribution Dates following the next four Fiscal Years in equal installments so long as each such installment does not exceed $50,000. In the event that each such installment would exceed $50,000, the

Beneficiary shall be eligible to receive $50,000 per year until the Class Member Claim is fully paid. In the event that any resulting judgment is less than the proposed Award in nonbinding arbitration with the Trust pursuant to Section C, the Trust shall be entitled to recover as a cost of litigation and deduct from the judgment its cost of mediation and arbitration pursuant to the procedures set forth in Section C.

                  (ii) Notwithstanding the foregoing, in order to prevent evasion or abuse of the ADR provisions of this Trust Distribution Process, to conserve the assets of the Trust for the benefit of all Beneficiaries, and to manage prudently the cash flow of the Trust in a manner consistent with Section E of this Trust Distribution Process, the Trustees shall have the discretion, in any instance in which the Beneficiaries' judgments against the Trust result from a trial of the claims of more than 15 such Beneficiaries, to pay such judgments in such manner and over such a longer time period (not to exceed 10 years) as the Trustees shall determine is in the best interests of the Trust and of all Beneficiaries.

      4. DEFERRAL OF PAYMENTS. All Class Member Claims or Third Party Claims eligible for a payment on a Distribution Date which do not receive that payment on that Date because the Distributable Amount for the Fiscal Year has been exhausted shall have that payment deferred until the following Distribution Date. Any payment obligation so deferred shall retain its position in the FIFO queue as set forth in Section F.2 and shall be accorded priority as set forth in Section F.2. Deferrals may continue from year to year until the Distributable Amount is sufficient to make the payments due on deferred obligations.

      5. LIMITATION ON PAYMENT OF CLAIMS. Aggregate payments on account of Class Member Claims and Third Party Claims arising from any one individual's exposure to asbestos shall not total more than $500,000, whether the Class Member Claim or Third Party Claim is Liquidated through settlement, mediation, arbitration or in the tort system. Any individual with asbestos-related disease shall be deemed to be a separate exposure for purposes of this section.

G.   ALL CLAIMS RESOLVED PURSUANT TO THE TRUST DISTRIBUTION PROCESS.

            In order to conserve the assets of the Trust, all Claimants are enjoined from filing future litigation based on or arising out of a Class Member Claim or Third Party Claim against the Fibreboard, Continental or Pacific Releasees. Any such claim may only be pursued against the Trust as provided in this Trust Distribution Process.

H.   DEFENDANT CLASS MEMBER PROCEDURES.

            Pursuant to the Defendant Class Settlement Agreement, and except as otherwise provided herein, (a) Defendant Class Members are releasing Third Party Claims against the Trust, Fibreboard Releasees, Continental Releasees and Pacific Releasees (EXCEPT that nothing in this Trust Distribution
Process or the Defendant Class Settlement Agreement shall be read as releasing, or be deemed to release, any claims whatsoever Defendant Class Members may have against the Continental Releasees and Pacific Releasees other than those arising out of, or in any way predicated upon obligations created by, the Insurance Policies); (b) Fibreboard Corporation and the Trust are releasing contribution and indemnity claims arising out of Class Member Claims; and (c) the Continental Releasees and Pacific Releasees are releasing any claims (except for reinsurance claims) arising out of Class Member Claims they may have against Defendant Class Members; provided, however, that Defendant Class Members shall have rights against the Trust and the Trust shall succeed to Fibreboard's rights against Defendant Class Members to the extent provided for under this Trust Distribution Process. Without enlarging any substantive rights accorded them by this Trust Distribution Process, Defendant Class Members shall have such procedural rights (relating to procedural issues not expressly dealt with by this Trust Distribution Process) reasonably necessary to pursue or defend rights accorded them by this Trust Distribution Process. Class Member Claims against the Trust to which Defendant Class Members succeed shall be governed by this Section H of the Trust Distribution Process. Settlement Class Members, Fibreboard Corporation, Continental, Pacific and the Trust are bound by the terms of this Section and must abide by the following procedures in connection with suits by Settlement Class Members for asbestos-related injury or disease against Defendant Class Members.

     1.    CLAIMS LIQUIDATED BEFORE JUDGMENT AGAINST DEFENDANT CLASS
            MEMBERS.

            A.   CALCULATION OF SET-OFF AMOUNT.  If a Settlement Class

Member Liquidates his or her Class Member Claim against the Trust before judgment is rendered in litigation between the Settlement Class Member and Defendant Class Member(s), the Trust (itself or in Fibreboard Corporation's stead) shall be deemed, in such ongoing litigation, to be (i) a settled defendant within the meaning of the law which governs the judgment entered by the trial court (or any underlying verdict) (the "Judgment Forum Law") and
(ii) a legally responsible joint tortfeasor under Judgment Forum Law, without introduction of further proof. Any judgment obtained by a Settlement Class Member against Defendant Class Member(s) shall be reduced or set off to reflect the Settlement Class Member's settlement with the Trust in the manner (whether pro tanto, pro rata, jury allocation or apportionment or otherwise), and in the amount provided for under Judgment Forum Law. Where the dollar amount of the settlement between the Trust and the Settlement Class Member is relevant to the calculation of any such reduction or set off, that dollar amount shall be the total amount agreed to by the Settlement Class Member and the Trust in settlement of the Class Member Claim, including all sums paid and agreed to be paid, without any reduction to present value for claims paid or to be paid within three years of Liquidation. For that portion of any claim not to be paid within three years of Liquidation, the amount of reduction or set off will be calculated at present value as of the end of that three year period. Trust estimates as to the length of time likely to elapse before future payments will be made will be binding on Defendant Class Members and Settlement Class Members alike. Where the judgment against the Defendant Class Member(s) resolves only a portion of the Class Member Claim or potential Class Member Claim that the Class Member has settled with the Trust (for example, personal injury as distinct from wrongful death claims), the dollar amount of the settlement between the Trust and the Settlement Class Member used in calculation of any reduction or set off shall reflect any apportionment made by the Trust and the Settlement Class Member reasonably and in good faith with regard to rights of the Defendant Class Members under this Trust Distribution Process, provided (i) that Defendant Class Members shall retain any rights available to them under Judgment

Forum Law to challenge such apportionment, and (ii) that wherever Judgment Forum Law calls for apportionment of economic and non-economic damages, the value assigned to the Trust's settlement of a Class Member Claim shall be allocated between economic and non-economic damages in the same proportion that the subsequent judgment or underlying verdict against Defendant Class Member(s) allocates such damages, notwithstanding any apportionment set forth in the settlement documents.

            B.   STATUS OF THE TRUST AT TRIAL.  The Settlement Class
Member and the Trust shall consent to any procedures required in order to enable the trial court to establish the amount of any judgment reduction or set off in respect of a Trust settlement as if the Trust, itself or in Fibreboard Corporation's stead, had been a party to the litigation prior to settlement. Should a trial court require that the Trust or Fibreboard Corporation be a party in order to establish such amount, no objection shall be made by the Trust or the Settlement Class Member to the filing by Defendant Class Member(s) of a third-party complaint or to the joinder of the Trust, for itself or in Fibreboard Corporation's stead, as a party for this limited purpose only. The Trust, if made a party, shall not be required to enter an appearance, be subject to discovery as a party, or be subject to default or other trial court process or procedure. Under no circumstances shall Fibreboard Corporation or the Insurers be made parties for any purpose.

            C. DISCOVERY AND INFORMATIONAL ISSUES. The Trust shall comply with the rules of discovery under Judgment Forum Law concerning requests for product exposure and disease information provided by the Settlement Class Member pertaining to such Class Member Claim. In response to a Defendant Class Member request, the Trust and the Settlement Class Member shall promptly verify, no later than the start of jury selection in the trial of an action by the Settlement Class Member against the Defendant Class Member, the fact of the settlement; and in accordance with Judgment Forum Law, also shall provide information regarding the amount and terms of any such settlement of a Class Member Claim. Without waiver by the Trust or Settlement Class Members of their rights to object to discovery of such information, neither product exposure nor disease information provided pursuant to this Subsection H.1.c shall be considered inadmissible at trial based on Rule 408 of the Federal Rules of Evidence or any of its state law counterparts.

      2. CLAIMS NOT LIQUIDATED WHEN VERDICT OR JUDGMENT OBTAINED AGAINST DEFENDANT CLASS MEMBERS.


            A.   EFFECT OF VERDICT OR JUDGMENT.  Except as provided in

Section H.2.b and Section H.3, if a Settlement Class Member goes to judgment or verdict against one or more Defendant Class Members without having Liquidated his or her Class Member Claim against the Trust, the Settlement Class Member forever waives and releases that portion of his or her Class Member Claim against the Trust which would have been determined (under principles of Judgment Forum Law unaffected by Global Approval Judgment) by the verdict or judgment had the Trust for itself or in Fibreboard Corporation's stead been a judgment defendant.

            B. RETENTION OF SEVERAL LIABILITY CLAIM. Notwithstanding any other provision of Section H.2, where (under principles of Judgment Forum Law unaffected by Global Approval Judgment) the Trust's liability to a Settlement Class Member would be several only, or where the Trust's liability as to a particular category of damages (for example, non-economic damages) would be several only, a Settlement Class Member SHALL retain that several-only aspect of his or her claim against the Trust, even if the Settlement Class Member goes to judgment or verdict against a Defendant Class Member without having Liquidated his or her Class Member Claim. However, no aspect of the Class Member Claim to which principles of joint or joint and several liability would apply shall be so retained. Should the Trust thereafter settle with the Settlement Class Member based only on the Trust's several liability, the release shall state that Third Party Claims based on joint, or joint and several, liability are not barred by virtue of the several liability settlement and may be pursued in accordance with the provisions of this Trust Distribution Process.

            C. PAYMENT OF VERDICT OR JUDGMENT. Upon payment of a verdict or judgment returned prior to Liquidation of the underlying Class Member Claim, the Defendant Class Member(s) shall succeed in all respects to that portion of the Class Member Claim against the Trust which would have been determined (under principles of Judgment Forum Law unaffected by Global Approval Judgment) by the judgment in the action against the Defendant Class Member had the Trust for itself or Fibreboard Corporation's stead been a judgment defendant, except to the extent provided in Sections H.2.b and H.5 hereof, and may pursue such Class Member Claim in accordance with this Trust Distribution Process. Notwithstanding any contrary provisions of Judgment Forum Law, a Class Member Claim to which a Defendant Class Member may succeed under this subsection upon payment of a verdict or judgment shall not be lost or extinguished by virtue of a Defendant Class Member's settlement with a Settlement Class Member reached after a contested trial resulting in verdict, or a verdict or jury or court fact finding as to damages or judgment.

      3.   TORT SYSTEM CLAIMS AGAINST THE TRUST.  Should a Settlement
Class Member proceed to litigation against the Trust pursuant to Section D of this Trust Distribution Process, no objection shall be made in such tort system cases by the Trust or the Settlement Class Member to the filing by Defendant Class Member(s) of a third-party or cross-complaint against the Trust as successor to Fibreboard Corporation under the Global Approval Judgment. Without in any way waiving or limiting the provisions of this Trust Distribution Process limiting the Trust's liabilities with respect to Class Member Claims and Third Party Claims when a Class Member Claim proceeds to litigation against the Trust in the tort system pursuant to Section D, Defendant Class Members shall retain against the Trust whatever rights of contribution and/or indemnification they otherwise would have had against Fibreboard Corporation under Judgment Forum Law and the Trust shall retain whatever Fibreboard Corporation rights of contribution and/or indemnification it would have had against Defendant Class Members under Judgment Forum Law.
In the event that after a verdict or judgment against a Defendant Class Member, the Defendant Class Member upon assertion of its rights is determined to have a valid contribution claim or indemnity claim against Fibreboard or the Trust under Judgment Forum Law, the Settlement Class Member's verdict or judgment against the Defendant Class Member shall be reduced or set off in the amount necessary under Judgment Forum Law to satisfy such Defendant Class Member's claim for contribution or indemnity against Fibreboard or the Trust. Nothing in this Section H.3 or in Section H.2.a shall prevent the Settlement Class Member from liquidating and collection pursuant to other provisions of Section D of this Trust Distribution Process his or her claim against the Trust based on the verdict or judgment referred to in this Section H.3.

      4.   LITIGATION BETWEEN DEFENDANT CLASS MEMBERS AND SETTLEMENT CLASS
            MEMBERS.


            In any litigation between Defendant Class Members and Settlement Class Members each shall retain their respective rights under Judgment Forum Law to introduce evidence at trial.

            Under no circumstances (other than the commencement by the Trust of formal bankruptcy or insolvency proceedings) shall the Trust (or Fibreboard Corporation) be treated as a bankrupt or insolvent defendant, nor shall the Trust (or Fibreboard Corporation) be considered, for purposes of litigation between Defendant Class Members and Settlement Class Members only, a Person who cannot be made a party for lack of personal jurisdiction, or otherwise a party over whom a Settlement Class Member is unable to obtain jurisdiction.

      5.   PURSUIT OF THIRD PARTY CLAIMS.

            A.   DEFENDANT CLASS MEMBER TO STAND IN SETTLEMENT CLASS
                  MEMBERS' STEAD.

            In pursuing any Class Member Claim against the Trust to which a Defendant Class Member has succeeded under subsection H.2.c above, (i) the Defendant Class Member shall stand in the stead of the Settlement Class Member in respect of whose Class Member Claim the Defendant Class Member has succeeded, (ii) such Class

Member Claim shall be resolved by Defendant Class Members under this Trust Distribution Process in the same manner as such Class Member Claim would have been resolved had it been asserted by the Settlement Class Member, and (iii) it shall be evaluated on the same basis as if the Settlement Class Member directly presented his or her Class Member Claim to the Trust, without any enhancement, discount or limitation because it is asserted by a Defendant Class Member. Defendant Class Members must present evidence of such Class Member Claims in the same manner as Settlement Class Members; provided, however, that Defendant Class Members are not required to provide information unavailable to them because such information is solely within the control of the Settlement Class Member. In any event, however, Defendant Class Member Claims are to be evaluated by the same standards as Class Member Claims. For the limited purpose of pursuing Class Member Claims, or otherwise in respect of assertion of other rights specifically granted under this Trust Distribution Process, Defendant Class Members shall be treated as beneficiaries of the Trust; provided, however, that under no circumstances shall Section H.6 below apply to Class Member Claims to which Defendant Class Members have succeeded.

            B. RESOLUTION OF CLAIMS. Notwithstanding any other provision of this subsection, Class Member Claims to which Defendant Class Members have succeeded under Section H.2.c hereof or Residual Claims shall be decided by binding arbitration under Section C.2 of this Trust Distribution Process, if not settled previously, and may not exit to the tort system. In such arbitrations and in its negotiations with Defendant Class Members, the Trust shall not assert any Fibreboard Corporation defenses based on the state of the art, or failure to show negligence or product defect (whether based upon design, manufacture or failure to warn), except in those circumstances under which the Trust would also have asserted those defenses against the Settlement Class Member to whose Class Member Claim the Defendant Class Member has succeeded. Moreover, the Trust shall not assert failure to show negligence or product defect as a defense where a Class Member Claim to which the Defendant Class Member has succeeded is brought by a former manufacturer and/or distributor of asbestos-containing high-temperature pipe and block insulation, if the issues of product defect or negligence (as the case may be) covering such pipe and block insulation were fully litigated to an adverse result against that Defendant Class Member at trial of the underlying asbestos-related personal injury action. Under no other circumstances shall the results of such trial be given preclusive effect in any such arbitration. Any arbitration under this subsection shall be confidential, and no statement made, or contention advanced, at such arbitration shall be introduced as evidence or otherwise used against the maker or proponent of such statement or contention in the course of any proceeding other than arbitrations under this Trust Distribution Process.

            C. PROCESSING AND PAYMENT OF CLAIMS. Class Member Claims to which Defendant Class Members have succeeded shall be included in the FIFO queue established pursuant to this Trust Distribution Process. For purposes of processing, the position of a Class Member Claim to which a Defendant Class Member has succeeded in the FIFO queue shall be determined by the earlier of
(a) the date the Settlement Class Member filed with the Trust the underlying Class Member Claim or (b) the date on which the Defendant Class Member paid the Settlement Class Member with respect to the judgment or verdict. For purposes of payment, a Class Member Claim to which a Defendant Class Member has succeeded will be placed within the appropriate Schedule Category set forth in Section F.2 and, within such category, in FIFO order, based on the date on which the Defendant Class Member paid the Settlement Class Member in respect to the judgment or verdict. Class Member Claims to which Defendant Class Members have succeeded, shall be paid under the terms set forth in Section F.3.a. Prior to receiving payment the Defendant Class Member shall have provided a release as described in Section B.4.

            D. MULTIPLE CLAIMS OR MULTIPLE THIRD PARTY CLAIMS. Where Defendant Class Members succeed to a portion of a Class Member Claim by virtue of payment with respect to any verdict or judgment where a Beneficiary retains an interest in the several liability aspect of the same Class Member Claim (regardless of the number of Defendant Class Members who may have succeeded to portions of the Class Member Claim) ("Partial Claims"), Settlement Class Members and Defendant Class Members shall comply with procedures established by the Trust to ensure that all persons with rights under this Trust Distribution Process in respect of the same Class Member Claim coordinate their effort so that all such Partial Claims can be processed and Liquidated in a single proceeding, designed to resolve all elements of such claims, whether malignancy or non-malignancy, and all causes of action, whether for personal injury, death, loss of consortium, or otherwise against the Trust; provided, however, that nothing in the foregoing shall prevent the Trust, a Settlement Class Member or a Defendant Class

Member, as the case may be, from electing to give or take a limited, non-malignancy release under this Trust Distribution Process. In evaluating Partial Claims in the course of such a single proceeding, the Trust shall not differentiate among the aspects of such claims based on whether the right to payment is asserted by a Settlement Class Member or Defendant Class Member.
In those circumstances where different parties (whether Settlement Class Member and Defendant Class Member(s), or more than one Defendant Class Member) assert rights under this Trust Distribution Process in respect of the same Class Member Claim, any disputes regarding such Class Member Claim shall be presented in a single arbitration. Should more than one Defendant Class Member be entitled to payment from a single settlement or award by the Trust, the Defendant Class Members shall share such amount in the same proportion that each made payments to the Settlement Class Member. Notwithstanding the above or any other provision of this Trust Distribution Process, (i) a Settlement Class Member shall not be entitled to take to the tort system a Class Member Claim if any portion of that claim was resolved as to a Defendant Class Member by settlement or in binding arbitration pursuant to Section H.5.b of this Trust Distribution Process; and (ii) Settlement Class Members retain all rights to resolve their Partial Claims with the Trust after the verdict or judgment against the Defendant Class Member and before one or more Defendant Class Member's related Partial Claim(s) is submitted to the Trust in writing for resolution; provided, however, that the Settlement Class Member's resolution of his or her Partial Claim shall not bind any Defendant Class Members or the Trust with respect to any Defendant Class

Member's related Partial Claim. The Trust shall settle Partial Claims only in accordance with Section H.5.d-g.

            E. If a Settlement Class Member resolves his or her Partial Claim pursuant to Section H.5.d, the Trust or arbitrator will apportion the settlement or award among all elements of the claims that are being resolved (for example, personal injury, wrongful death, loss of consortium, etc.). Until such time as the Partial Claim of a Defendant Class Member has been Liquidated and paid or denied, the related Partial Claim of a Settlement Class Member Liquidated under Section H.5.d(ii) shall only be entitled to payment of

            (i) that portion of the Settlement Class Member's Partial Claim allocated to resolved claims which were not included in the verdict or judgment against the Defendant Class Member, plus

            (ii) $500,000 minus the amount in (i) above, multiplied by the ratio of (x) the several liability portion of the verdict or judgment against the Defendant Class Member to (y) the total underlying verdict or judgment against the Defendant Class Member. Any award of punitive or exemplary damages will be excluded from the verdict or judgment against the Defendant Class Member when calculating (x) or (y).

            F. The provisions of Section H.5.e shall not apply if the underlying total verdict or judgment in favor of a Settlement Class Member against one or more Defendant Class Members (excluding any award for punitive or exemplary damages) is $500,000 or less.

            G. The provisions of Section H.5.e will cease to apply if the Partial Claim of a Settlement Class Member plus the related Partial Claims of all Defendant Class Members are Liquidated for a total of $500,000 or less.

            H. The provisions of Section H.5.e will cease to apply as to any Partial Claim of a Defendant Class Member which is not submitted to the Trust and served on the Settlement Class Member, or his attorney, if any, within three months of the date on which the underlying judgment against the Defendant Class Member becomes final.

      6. COOPERATION FOR COURT APPROVALS. Upon liquidation of his or her Class Member Claim, each Beneficiary shall cooperate with the Trust in seeking any needed trial court approval under Judgment Forum Law of the settlement.

      7.   NO MODIFICATION WITHOUT CONSENT.  Neither the terms of this
Section H nor as they apply to Defendant Class Members the provisions of this Trust Distribution Process as to arbitration may be modified without the written concurrence of the Representative Defendant. Other provisions of the Trust Distribution Process may be modified (after prior notice to the Representative Defendant) without the concurrence of the Representative Defendant unless the modification (i) has an adverse effect on Defendant Class Members and (ii) discriminates against them VIS-A-VIS Settlement Class Members, in which case the modification shall require the written concurrence of the Representative Defendant.

I.   ATTORNEYS' FEES.

            Attorneys' fees payable in connection with Class Member Claims Liquidated and paid through this Trust Distribution Process, whether as a result of


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



settlement, an arbitration award, or a judgment obtained in the tort system, and whether or not calculated as a percentage of recovery, shall be the lower of the fee provided in the contract between the Beneficiary and counsel and 25%. Costs related to the prosecution of the claim shall be subtracted from the recovery before calculating the attorney's fee. Legal fees shall be paid pro rata from the payments due to the Beneficiaries as such payments are made by the Trust.

J.   AMENDMENT.

            No amendments or waivers of this Trust Distribution Process will be permitted except as set forth in Section 3.1 of the Trust Agreement.


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




                              APPENDIX 1 TO THE
                         TRUST DISTRIBUTION PROCESS



      1. INCREASED PRINCIPAL AMOUNT. The Trustees may increase the Principal Amount for any of the third Fiscal Year through the twelfth Fiscal Year after Global Approval Judgment or the sixteenth Fiscal Year through the twentieth Fiscal Year after Global Approval Judgment up to the Increased Principal Amount for that year, if

            (i) the Distributable Amount (if not increased as provided in this sentence) for that Fiscal Year, plus the amount, if any, by which the balance (on the last business day of that Fiscal Year) of the Reserve Account exceeds $10 million, is insufficient to pay all Trust Expenses for such Fiscal Year plus all Class Member Claims and Third Party Claims included in any of the first two Schedule Categories due and payable on the Distribution Date immediately following that Fiscal Year, or any payments with respect to Class Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution Dates prior to the Distribution Date immediately following that Fiscal Year, and

            (ii) the Trustees conclude that increasing the Principal Amount would be in the best interests of all Beneficiaries, both present and future, and that the sum of the Earnings Amount for Fund I, such amount in the Reserve Account in excess of $10 million and the amount of the Increased Principal Amount does not exceed the amount required to pay all such Trust Expenses and Class Member Claims and Third Party Claims included in the first two Schedule Categories and any payments with respect to

Class Member Claims or Third Party Claims included in the third Schedule Category that were due and unpaid on four or more consecutive Distribution Dates prior to such Distribution Date.

      2. RESERVE ACCOUNT. The Reserve Account shall initially be credited with the full amount transferred to the Trust pursuant to Section 2.3(B) of the Global Settlement Agreement, minus the sum of

            (a)   $1.340 billion of the starting balance of Fund I,

            (b)   $200 million, the starting balance of Fund II, and

            (c)   $10 million, the starting balance of Fund III.

The Reserve Account is part of Fund I.

      The Reserve Account shall be increased on each Distribution Date by

            (x) 100%, until the balance of the Reserve Account equals $25 million,

            (y) 50%, after the balance of the Reserve Account equals $25 million and until the balance of the Reserve Account equals the sum of the Principal Amount and Earnings Amount for the prior Fiscal Year, and

            (z) 0%, after the balance of the Reserve Account equals the sum of the Principal Amount and Earnings Amount for the prior Fiscal Year,

of either

                  (i) if the Unreimbursed Borrowings as of such date is zero or a positive number, then the Surplus as of such date, or

                  (ii) if the Unreimbursed Borrowings as of such date is a negative number, but such Unreimbursed Borrowings plus the Surplus as of such date is a positive number, then such positive number, or

                  (iii) if Unreimbursed Borrowings as of such date plus the
                        Surplus as of such date is zero or a negative number, then zero (so that this calculation shall not result in a decrease in the Reserve Account).

            The Reserve Account shall be used to pay all Trust Expenses, Class Member Claims, Third Party Claims and payments made pursuant to Section 7.16 of the Trust Agreement (it being understood that such payments pursuant to Section 7.16 shall not be limited by the amounts in the Reserve Account) for any Fiscal Year in which the Principal Amount and the Earnings Amount is insufficient for such purpose; provided, that the provisions of this sentence shall not be applied to require the reduction of the balance of the Reserve Account below $10 million. Notwithstanding the foregoing, during the first Fiscal Year after Global Approval Judgment, the Trustees shall create and thereafter maintain an appropriate reserve (to be taken out of the amounts otherwise included in the Reserve Account) for required payments in later Fiscal Years for Class Member Claims and Third Party Claims presented in such first Fiscal Year or before, which reserve shall not be otherwise available for the purposes of the immediately preceding sentence. The Trustees shall have the discretion to utilize any and all amounts in the Reserve Account to pay Trust Expenses, Class Member Claims, Third Party Claims and payments pursuant to Section 7.16 of the Trust Agreement.

                                SCHEDULE A



INJURY                       FACTOR
Mesothelioma                  Fibreboard share
                              age at diagnosis of mesothelioma
                              venue and status of litigation
                              amount of lost income
                              claimant alive or deceased
                              number of dependents

Lung Cancer                   Fibreboard share
                              year of diagnosis
                              venue and status of litigation
                              degree of functional impairment
                              industry of most significant exposure
                              amount of lost income
                              number of dependents
                              current or former smoker
                              ILO x-ray reading

Other Cancer                  Fibreboard share
                              age at diagnosis of cancer
                              venue and status of litigation
                              degree of functional impairment
                              time since first exposure
                              prior claim of less severe injury
                              employment status
                              number of minor dependents

Asbestos Lung
  Disease I                   Fibreboard share
                              venue and status of litigation
                              degree of functional impairment
                              industry of most significant exposure
                              disputed claim
                              claimant alive or deceased
                              claimant housebound and sedentary
                              claim for lost wages
                              ILO x-ray reading

Asbestos Lung
  Disease II                  Fibreboard share
                              venue and status of litigation
                              degree of functional impairment
                              ILO x-ray reading